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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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TD Ameritrade Holding Corporation

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 9, 2006

The Annual Meeting of Stockholders of TD Ameritrade Holding Corporation (the “Company”) will be held at the Joslyn Art Museum, 2200 Dodge Street in Omaha, Nebraska on Thursday, March 9, 2006, at 10:30 a.m., Central Standard Time, for the following purposes:

1) To elect five directors to the Board of Directors;

2) To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending September 29, 2006;

3) To consider and vote upon a proposal to amend and restate the Company’s 1996 Long-Term Incentive Plan;

4) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on January 26, 2006 will be entitled to notice of and to vote at the meeting.

Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it promptly in the envelope enclosed for that purpose. If you elected to receive the Annual Report and Proxy Statement electronically over the Internet, you will not receive a paper proxy card, unless you request one, and we encourage you to vote online. If you did not elect to receive the materials through the Internet, you may still vote your shares electronically over the Internet or telephonically by following the procedures described in the Proxy Statement. Your vote is very important. Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or by completing, dating and returning your proxy card in the enclosed envelope. Returning the proxy card or otherwise submitting your proxy does not deprive you of your right to attend the Annual Meeting and vote in person.

By Order of the Board of Directors

Ellen L.S. Koplow, Secretary

Omaha, Nebraska
January 30, 2006

TD Ameritrade Holding Corporation
4211 South 102nd Street
Omaha, Nebraska 68127

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the 2006 Annual Meeting of Stockholders of TD Ameritrade Holding Corporation (the “Company”). The 2006 Annual Meeting will be held on Thursday, March 9, 2006 at 10:30 a.m., Central Standard Time, at the Joslyn Art Museum, 2200 Dodge Street in Omaha, Nebraska. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about February 3, 2006.

GENERAL INFORMATION ABOUT THE MEETING

Quorum and Voting Requirements

The Company has one class of Common Stock. Each share of Common Stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Only stockholders of record at the close of business on January 26, 2006 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 603,496,440 shares of Common Stock issued and outstanding.

All shares of the Company’s Common Stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors of the Company in accordance with the directions given therein. Where no instructions are indicated, properly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. At this time, we are unaware of any matters, other than set forth above, that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters. The directors expect shares of the Common Stock held by executive officers and directors of the Company will be voted “FOR” such proposals. Such shares represent approximately 16 percent of the Common Stock outstanding as of the Record Date.

The accompanying proxy is solicited from the holders of the Common Stock on behalf of the Board of Directors of the Company and is revocable at any time by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting or by executing and delivering a later-dated proxy via the Internet, telephone or mail prior to the Annual Meeting. Furthermore, the stockholders who are present at the Annual Meeting may revoke their proxies and vote in person.

A quorum consisting of at least a majority of shares of Common Stock issued and outstanding must be present at the meeting for any business to be conducted. Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which votes are withheld, abstentions are cast or there are broker non-votes, will be considered present at the Annual Meeting for purposes of determining a quorum.

Voting Electronically

In order to vote online or via telephone, go to the www.ProxyVote.com Web site or call the toll-free number on the enclosed proxy card, and follow the instructions. If you would like to receive future stockholder materials electronically, please enroll at www.investordelivery.com. Please have the proxy card you received in hand when accessing the site.

Please refer to the proxy card enclosed herewith or to the e-mail announcement that you may have received for voting instructions. If you choose not to vote electronically, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided herewith.

If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, please notify the Secretary of the Company of this request in writing at the address set forth at the top of this page.

Broker “Non-Votes”

Broker “non-votes” are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under these rules, the proposal to approve the amendment and restatement of the Company’s 1996 Long-Term Incentive Plan is not an item on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the Annual Meeting. Any broker “non-votes” submitted by brokers or nominees in connection with the Annual Meeting will not be counted for purposes of determining the number of votes cast on the proposal related to the amendment and restatement of the Company’s 1996 Long-Term Incentive Plan, but will be treated as present for quorum purposes. The proposal to approve the amendment and restatement of the Company’s 1996 Long-Term Incentive Plan is required to be approved by the holders of a majority of the shares of Company Common Stock present or represented by proxy and voting on the applicable matter and therefore abstentions and broker “non-votes” will have no effect on this proposal.

PROPOSAL 1
ELECTION OF DIRECTORS

Board of Directors

The Company’s restated certificate of incorporation divides the Company’s Board of Directors into three classes, with four directors per class and with each class being elected to a staggered three-year term. J. Joe Ricketts, the Company’s Chairman and Founder, certain members of his family and trusts established for their benefit (collectively, the “Ricketts holders”) owned approximately 18 percent of our Common Stock as of the Record Date. The Toronto-Dominion Bank, a Canadian chartered bank (“TD”) owned approximately 32.5 percent of our Common Stock as of the Record Date. In connection with the acquisition of TD Waterhouse, the Ricketts holders and TD entered into a stockholders agreement (the “Stockholders Agreement”), effective June 22, 2005. Under the Stockholders Agreement, the Company’s Board of Directors consists of twelve members, five of whom are designated by TD, three of whom are designated by the Ricketts holders, one of whom is the chief executive officer of TD Ameritrade, and three of whom are outside independent directors, who are designated by the existing outside independent directors of TD Ameritrade, subject to the consent of TD and the Ricketts holders. The right of each of TD and the Ricketts holders to designate directors is subject to their maintenance of specified ownership thresholds of TD Ameritrade Common Stock as set forth in the Stockholders Agreement. Because TD and the Ricketts holders collectively own more than 50 percent of the voting power of the outstanding Common Stock of the Company, the Company qualifies as a “controlled company” for purposes of NASD Rule 4350(c) and, as such, is exempt from specified director independence requirements of The Nasdaq Stock Market.

The Board of Directors has nominated the following persons as directors to be voted upon at the 2006 Annual Meeting: W. Edmund Clark, Michael D. Fleisher, Joseph H. Moglia and Thomas S. Ricketts as Class I directors to serve terms ending at the 2009 Annual Meeting and Glenn H. Hutchins, who is presently a Class I director, as a Class II director to serve a term ending at the 2007 Annual Meeting. Mr. Clark is a designee of TD, Messrs. Fleisher and Hutchins are outside independent directors, Mr. Moglia is the chief executive officer of the Company, and Mr. Thomas Ricketts is a designee of the Ricketts holders.

J. Peter Ricketts, Marshall A. Cohen and Daniel A. Marinangeli are Class II directors serving terms ending at the 2007 Annual Meeting. J. Joe Ricketts, Dan W. Cook III, Wilbur J. Prezzano and Fredric J. Tomczyk are Class III directors serving terms ending at the 2008 Annual Meeting. The Board of Directors has determined that Messrs. Cohen, Cook, Fleisher, Hutchins and Prezzano are independent as defined in NASD Rule 4200.

This Proxy Statement relates only to the solicitation of proxies from the stockholders with respect to the election of four Class I directors and one Class II director to be elected by them and the other matters described herein. The Board of Directors knows of no reason any of Messrs. Clark, Fleisher, Hutchins, Moglia and Thomas Ricketts might be unavailable to serve as directors, and each has expressed an intention to serve, if elected. If any of Messrs. Clark, Fleisher, Hutchins, Moglia and Thomas Ricketts is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. With the exception of the Stockholders Agreement, there are no arrangements or understandings between any of the persons nominated to be a Class I or a Class II director and any other person pursuant to which any of such nominees was selected.

The election of a director requires the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote; provided that a quorum of at least a majority of the outstanding shares of Common Stock are represented at the meeting. Shares of Common Stock held by stockholders electing to abstain from voting and “broker non-votes” will be counted towards the presence of a quorum but will not be considered present and voting. Therefore, abstentions and “broker non-votes” will have no impact on the election of directors. Proxies submitted pursuant to this solicitation will be voted for the election of each of Messrs. Clark, Fleisher, Moglia and Thomas Ricketts as Class I directors and Mr. Hutchins as a Class II director, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF W. EDMUND CLARK, MICHAEL D. FLEISHER, JOSEPH H. MOGLIA AND THOMAS S. RICKETTS AS CLASS I DIRECTORS AND FOR THE ELECTION OF GLENN H. HUTCHINS AS A CLASS II DIRECTOR.

The tables below set forth certain information regarding the directors of the Company.

Nominees to Board of Directors

				Class and
				Year in
			Director	Which
Name	Age	Principal Occupation	Since	Term Expires

W. Edmund Clark	58	President and Chief Executive Officer, TD Bank Financial Group; Vice Chairman of the Company	2006	Class I 2009
Michael D. Fleisher	41	Executive Vice President and Chief Financial Officer, Warner Music Group, Inc.	2002	Class I 2009
Glenn H. Hutchins	50	Managing Director, Silver Lake Partners	2002	Class II 2007
Joseph H. Moglia	56	Chief Executive Officer of the Company	2006	Class I 2009
Thomas S. Ricketts	40	Chairman and Chief Executive Officer, Incapital LLC	2002	Class I 2009

W. Edmund Clark is currently President and Chief Executive Officer of TD Bank Financial Group. Mr. Clark has served in such position since December 2002. From July 2000 until his current appointment, Mr. Clark served as President and Chief Operating Officer of TD Bank Financial Group. Mr. Clark is a director of The Toronto-Dominion Bank, TD Banknorth, Inc. and TD Banknorth, N.A.

Michael D. Fleisher is currently Warner Music Group’s (WMG) Executive Vice President and Chief Financial Officer. Mr. Fleisher is responsible for WMG’s worldwide financial operations. Mr. Fleisher previously served as the Chairman and CEO of Gartner, Inc., a leading technology research company. Mr. Fleisher joined Gartner, Inc. in 1993, leading the company’s initial public offering, as well as the company’s move to the New York Stock Exchange. At Gartner, Mr. Fleisher completed more than 30 acquisitions and investments. As head of the Gartner Events organization, Mr. Fleisher developed Gartner Symposium/ITxpo into a premier IT strategic planning event. Mr. Fleisher was appointed Chief Financial Officer in 1998, became Chief Executive Officer in 1999, and was elected Chairman of the Board in 2001. Mr. Fleisher’s previous business experience includes working from 1990 to

1993 as an associate at Bain Capital, a venture capital and buy-out firm. He was a consultant at Bain & Company, a strategy-consulting firm, from 1987 to 1990. Mr. Fleisher holds a bachelors degree in economics from the Wharton School of Business.

Glenn H. Hutchins is a Managing Director of Silver Lake Partners, a private equity firm he co-founded in January 1999. From 1994 to 1999, Mr. Hutchins was a Senior Managing Director of The Blackstone Group, where he focused on private equity investing. Mr. Hutchins is a director of The Nasdaq Stock Market, Inc. and Seagate Technology. He is also a director of several private companies and non-profit organizations. Mr. Hutchins holds an A.B. from Harvard University, an M.B.A from Harvard Business School and a J.D. from Harvard Law School.

Joseph H. Moglia joined the Company as Chief Executive Officer in March 2001. Mr. Moglia joined the Company from Merrill Lynch, where he served as Senior Vice President and head of the Investment Performance and Product Group for Merrill’s Private Client division. He oversaw all investment products, as well as the firm’s insurance and 401(k) businesses. Mr. Moglia joined Merrill Lynch in 1984 and, by 1988, was the company’s top institutional sales person. In 1992 he became head of Global Fixed Income Institutional Sales and in 1995 ran the firm’s Municipal division before moving to its Private Client division in 1997. Prior to entering the financial services industry, Mr. Moglia was the defensive coordinator for Dartmouth College’s football team. He coached various teams for 16 years, authored a book on football and wrote 11 articles that were published in national coaching journals. Mr. Moglia serves on the boards of directors of AXA Financial, Inc. and of its subsidiary, The Equitable Life Assurance Society of the U.S. Mr. Moglia received an M.S. in economics from the University of Delaware and a B.A. in economics from Fordham University.

Thomas S. Ricketts is the Chairman and Chief Executive Officer of Incapital LLC, a company he co-founded in 1999. Incapital is a technologically oriented investment bank focused exclusively on the underwriting and distribution of fixed income products to individual investors. Incapital underwrites for several major U.S. corporations through its InterNotessm product platform. From 1996 to 1999, Mr. Ricketts was a Vice President and an investment banker for the brokerage division of ABN AMRO. From 1995 to 1996, he was a Vice President at Mesirow Financial. From 1988 to 1994, Mr. Ricketts was a market maker on the Chicago Board Options Exchange. Mr. Ricketts holds an M.B.A. and a B.A. from the University of Chicago. Thomas S. Ricketts is the son of J. Joe Ricketts and the brother of J. Peter Ricketts.

Directors Not Standing For Election

				Class and
				Year in
			Director	Which
Name	Age	Principal Occupation	Since	Term Expires

J. Joe Ricketts	64	Chairman and Founder of the Company	1981	Class III 2008
Marshall A. Cohen	70	Counsel, Cassels Brock & Blackwell LLP	2006	Class II 2007
Dan W. Cook III	71	Senior Advisor, MHT Partners, L.P.	2005	Class III 2008
Daniel A. Marinangeli	55	Executive Vice President of Corporate Development, TD Bank Financial Group	2006	Class II 2007
Wilbur J. Prezzano	65	Director, The Toronto-Dominion Bank	2006	Class III 2008
J. Peter Ricketts	41	Candidate for U.S. Senate representing the State of Nebraska	1999	Class II 2007
Fredric J. Tomczyk	50	Vice Chair of Corporate Operations, TD Bank Financial Group	2006	Class III 2008

J. Joe Ricketts is currently Chairman of the Company’s Board of Directors. He also held the position of Chief Executive Officer from 1981 through February 2001, except for the period from March 1999 to May 2000, during which he was Co-Chief Executive Officer, and the period from May 2000 to August 2000, during which he did not hold the position of Chief Executive Officer. In 1975, Mr. Ricketts became associated with the Company and served as a director and officer. By 1981, Mr. Ricketts acquired majority control of the Company. Prior to 1975, Mr. Ricketts was a registered representative with a national brokerage firm, an investment advisor with Ricketts & Co. and a branch manager with The Dun & Bradstreet Corporation, a financial information firm. Mr. Ricketts is a director of Securities Industry Association (SIA). Mr. Ricketts served as a member of the District Committee for District 4 of the NASD from 1996 to 1999. Mr. Ricketts serves on the board of directors of the American Enterprise Institute. Mr. Ricketts received a B.A. in economics from Creighton University. Mr. Ricketts is the father of J. Peter Ricketts and Thomas S. Ricketts.

Marshall A. Cohen is Counsel at Cassels Brock & Blackwell LLP, a law firm based in Toronto, Canada. Prior to joining that firm in 1996, from 1988 to 1996, Mr. Cohen served as President and Chief Executive Officer of The Molson Companies Limited. Mr. Cohen is a director of Barrick Gold Corporation, American International Group, Inc., Lafarge North America Inc. (retiring April 24, 2006), The Toronto-Dominion Bank (retiring March 30, 2006), Metaldyne Corp., Collins & Aikman Corporation and The Goldfarb Corporation (retiring March 9, 2006).

Dan W. Cook III has been a senior advisor to MHT Partners, L.P., an investment banking firm, since 2001. Mr. Cook is a retired partner of Goldman Sachs & Co., a leading global investment banking firm. Mr. Cook was a general partner with Goldman Sachs from 1977 to 1992 and served as a senior director from 1992 to 2000. Mr. Cook serves on the board of directors of Centex Corporation. He also serves on the Executive Board of the Edwin L. Cox School of Business at Southern Methodist University. Mr. Cook received an M.B.A. from Harvard Business School and a B.A. from Stanford University.

Daniel A. Marinangeli was Executive Vice President and Chief Financial Officer of TD Bank Financial Group from June 1999 until October 2005. Since November 1, 2005, Mr. Marinangeli has served as Executive Vice President of Corporate Development for TD Bank Financial Group. Mr. Marinangeli serves as a director of Truscan Properties Limited and Truscan Property Corporation.

Wilbur J. Prezzano was employed with Eastman Kodak Company for over 30 years and served in various positions with such company during that time, including as Vice Chairman of Eastman Kodak Company and Chairman and President of Kodak’s Greater China Region, the positions which he held at the time of his retirement in 1996. Mr. Prezzano received a bachelor’s degree and Masters in Business Administration from the University of Pennsylvania. Mr. Prezzano serves as a director of The Toronto-Dominion Bank, Lance, Inc., Roper Industries, Inc., TD Banknorth Inc. and Banknorth, N.A.

J. Peter Ricketts is currently a candidate for the U.S. Senate representing the State of Nebraska. From 1993 to 2005, Mr. Ricketts served in various leadership positions with the Company, including Executive Vice President and Chief Operating Officer, Corporate Secretary, President of the Private Client Division, Senior Vice President of Strategy and Business Development, Senior Vice President of Product Development and Senior Vice President of Marketing. He has served as a director of the Company since 1999. Mr. Ricketts received an M.B.A. in marketing and finance and a B.A. in biology from the University of Chicago. J. Peter Ricketts is the son of J. Joe Ricketts and the brother of Thomas S. Ricketts.

Fredric J. Tomczyk is currently Vice Chair of Corporate Operations for TD Bank Financial Group, a position he has held since May 2002. From March 2001 until his current appointment, Mr. Tomczyk served as Executive Vice President of Retail Distribution for TD Canada Trust and from September 2000 until March 2001 served as Executive Vice President and later as President and Chief Executive Officer of Wealth Management for TD Canada Trust. Mr. Tomczyk is a director of Symcor Inc., Meloche Monnex Inc., Primmum Insurance Company, Security National Insurance Company, Truscan Properties Limited, Truscan Property Corporation and Robarts Research Institute.

Executive Officers

The Company’s executive officers are as follows:

Name	Age	Position

J. Joe Ricketts	64	Chairman and Founder
Joseph H. Moglia	56	Chief Executive Officer
T. Christian Armstrong	57	Executive Vice President, Sales and Marketing
Raymond J. Bartlett, Jr.	45	Senior Vice President and Chief Information Officer
Michael D. Chochon	37	Treasurer
Bryce B. Engel	34	Senior Vice President, Chief Brokerage Operations Officer
Phylis M. Esposito	54	Executive Vice President, Chief Strategy Officer
Laurine M. Garrity	44	Senior Vice President, Chief Marketing Officer
Asiff S. Hirji	39	Executive Vice President, Chief Operating Officer
Ellen L.S. Koplow	46	Executive Vice President, General Counsel and Secretary
John R. MacDonald	50	Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Lawrence J. Szczech	49	Executive Vice President and Chief Client Officer

See “Directors Not Standing For Election” for information regarding the business experience of J. Joe Ricketts and “Nominees to Board of Directors” for information regarding the business experience of Joseph H. Moglia.

T. Christian Armstrong became Executive Vice President, Sales and Marketing upon the closing of the Company’s acquisition of TD Waterhouse Group, Inc. on January 24, 2006. He is also one of four members of the executive management team serving in the Office of the Chief Executive. Immediately prior to the closing, he served as Acting President and Chief Executive Officer of TD Waterhouse. Previously he was Vice Chair, Sales and Marketing of TD Waterhouse and Chairman, President and Chief Executive Officer of TD Waterhouse Bank, N.A. Mr. Armstrong joined TD Bank Financial Group in 2000 after more than ten years experience in financial services marketing. Mr. Armstrong received his B.A. degree from University of Virginia and earned an MBA with honors from American University.

Raymond J. (Jerry) Bartlett, Jr. has served as Chief Information Officer since September 2005. He oversees all information technology initiatives, including business technology planning, application development, product development, information and physical security as well as IT infrastructure and architecture. Previously, he served as the Vice President of Application and Development. He also served as the Director of Application Development where he oversaw the overall application integration following the Datek merger. He has over 17 years of experience leading application development groups in the financial, insurance and healthcare industries. From 1995 until joining the Company in 1999, he led large applications development and database organizations for St. Paul Company. Prior to that, he managed systems development with the American Red Cross. Recently, he was recognized as on of Computerworld’s 2005 Premier 100 IT Leaders based on his leadership in managing risk and execution during the Datek integration. He holds a B.S. in technology and management from the University of Maryland.

Michael D. Chochon was appointed Treasurer of the Company in November 2005. He is responsible for capital structure, liquidity, balance sheet management, risk reporting and external banking and rating agency relations for the Company. Previously, Mr. Chochon served as Assistant Treasurer since joining the Company in 2003. He has 15 years experience in treasury, tax and accounting, including six years in the financial services industry. From 1999 until joining the Company, he worked in the Treasury department and served as Division Chief Financial Officer for E*Trade Group. Mr. Chochon also serves on the Securities Industry Association Treasury Steering Committee. He graduated from the University of Nebraska-Lincoln with a bachelor’s degree in Accounting.

Bryce B. Engel has served as Chief Brokerage Operations Officer since March 2005. He oversees the Company’s Client Service and Support as well as Clearing operations. Mr. Engel was previously Vice President and Managing Director of Clearing since February 2003 where he oversaw all clearing operations including order routing, processing and settlement. Mr. Engel has served in a variety of roles during his 10-year tenure at the

Company, including the leadership of call center operations and Ameritrade Clearing. He also played a lead role in the integrations of Datek Online Holdings Corporation and National Discount Brokers Corporation into the Company. He graduated with a B.A. in Finance from the University of Nebraska-Lincoln.

Phylis M. Esposito joined the Company as Chief Strategy Officer in July 2001. Ms. Esposito is responsible for corporate strategy, focusing on industry and market issues to develop corporate business initiatives that mitigate risks and maximize opportunities for profitable long-term growth. Ms. Esposito also oversees Investor Relations. Ms. Esposito has over 25 years of financial markets experience. From 1998 until joining the Company, she served as senior partner and project manager for Mathias & Company, Management Consultants. In that role, she provided strategic advice and business plan implementation to global financial institutions, professional financial service firms and multi-national corporations. Prior to that, she was a Senior Managing Director for Bear Stearns & Company. She was also a founding Partner and Chief Financial Officer for Artemis Capital Group, and a Vice President for Goldman Sachs. Ms. Esposito received an M.B.A. from Columbia University and holds a B.A. from Fordham University.

Laurine M. Garrity was appointed Chief Marketing Officer in December 2005. In this role, she oversees the Company’s marketing strategy including television, print and online advertising, brand management, client marketing, and database management and acquisition. Previously, Ms. Garrity led the Company’s Marketing Program Development Group. Ms. Garrity has over 21 years of marketing experience including 14 years in the financial services arena. Prior to joining the Company in January 2005, Ms. Garrity served as Executive Vice President in the Marketing Division of the Dreyfus Corporation in New York from 2002 until joining the Company, Senior Vice President and Director of Marketing at Founders Asset Management LLC in Denver from 1995 through 2001 and as a marketing manager with INVESCO Funds Group in Denver. Prior to entering the financial services industry, she held media planning and account management positions at leading advertising agencies in Denver and New York. Garrity is a graduate of Barnard College, Columbia University in New York.

Asiff S. Hirji oversees the technology, operations, and business development functions at the Company. He is also one of four members of the executive management team serving in the Office of the Chief Executive. Joining the Company in April 2003, Hirji has nearly twenty years experience at the nexus of financial services and technology. Prior to becoming Chief Operating Officer in July 2005, he served as the Company’s Chief Information Officer and led the technology integration through the Datek merger. From July 2002 until joining the Company, he served as Vice President, Partner of Bain & Company where he was a leader of their IT Strategy practice. From July 2001 to June 2002, he served as President of Meralix, Inc., a firm specializing in turning around troubled portfolio companies for private equity funds. Prior to that, Mr. Hirji was President and Chief Technology Officer for Netfolio, Inc., an online investment advisor that he took through the entire lifecycle from initial inception to growth and sale. He was also a founding member and Partner of the Mitchell Madison Group, which he helped grow into the second largest financial services strategic consultancy in the world before its sale for a then record sum. Mr. Hirji received an M.B.A with honors from The University of Western Ontario and a B.S. in Computer Science from The University of Calgary.

Ellen L.S. Koplow has served as General Counsel since June 2001 and was named Secretary in November 2005. She manages the Company’s Legal and Compliance departments and administers Corporate Audit. She joined the Company in May 1999 as Deputy General Counsel and was named Acting General Counsel in November 2000. Prior to joining the Company, Ms. Koplow was managing principal of the Columbia, Maryland office of Miles & Stockbridge P.C. Ms. Koplow graduated cum laude from the University of Baltimore Law School in 1983 where she was a member of the Heuisler Honor Society, a Scribes Award winner and a Comments Editor for the Law Review and has a B.A. in Government and Politics from the University of Maryland.

John R. (Randy) MacDonald has served as Chief Financial Officer since March 2000 and Chief Administrative Officer since August 2005. He oversees all financial operations of the Company, including developing and planning financial transactions and Company-wide fiscal management. He is also responsible for all administrative functions, including human resources, facilities, corporate communications, risk management, regulatory reporting and business reporting. He served as a key leader in the Company’s seven previous acquisitions and is currently leading the integration planning for the acquisition of TD Waterhouse Group, Inc. He is also one of four members of the Company’s executive management team serving in the Office of the Chief Executive. Prior to joining the

Company in March 2000, Mr. MacDonald served in a similar capacity with the New York City-based Investment Technology Group, Inc., a leading provider of technology-based equity-trading services and transaction research to institutional investors and brokers. Mr. MacDonald has also held executive positions at Salomon Brothers and Deloitte & Touche. He graduated cum laude from Boston College with a B.S. in accounting. Mr. MacDonald has been nominated for election to the Board of Directors for GFI Group, Inc.

Lawrence J. Szczech was named Chief Client Officer in March 2005, and is responsible for the Client Group’s strategic direction while also overseeing client segment activities in addition to the delivery of client driven products and services aimed to provide a superior, value-priced experience. Mr. Szczech previously served as Managing Director of Client and Product Strategy at the Company, where he managed the integration of product lines through the Company’s merger with Datek Online Holdings Corporation. He joined the Company in 2002 from Datek, where he was Senior Vice President of Product. Prior to joining Datek, Szczech spent 16 years with the New York Stock Exchange, Inc., and Mincron SBC Corporation. Szczech graduated with a B.A. from the University of Dayton.

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the board, actions taken by written consent in lieu of meetings and by the actions of its committees. During the fiscal year ended September 30, 2005, the Board of Directors held 26 meetings and took action by written consent five times. During fiscal year 2005, each director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he served. Although the Company does not have a formal policy regarding director attendance at our Annual Meeting of Stockholders, we encourage directors to attend. Six of the eight directors attended the 2005 Annual Meeting of Stockholders.

The Board of Directors has established four standing committees: Audit, Compensation, Outside Independent Directors and Non-TD Directors. On February 9, 2005, the Board of Directors decided to form an independent Special Committee to review, evaluate, investigate and negotiate the terms of a possible transaction with TD, and any alternative transaction, and to determine whether the transaction with TD, or an alternative transaction, was fair to, and in the best interests of, the Company and its stockholders. The Board of Directors appointed Messrs. Fleisher and Mark L. Mitchell, both of whom the Board of Directors determined to be independent directors with respect to the potential transaction, to serve as members of the Special Committee. Following the 2005 Annual Meeting of Stockholders on February 16, 2005, the Board of Directors held a regularly scheduled meeting at which it appointed Mr. Cook, a newly elected director, who the Board of Directors determined to be independent with respect to the potential transaction, to the Special Committee to serve with Messrs. Fleisher and Mitchell. The Special Committee held 11 meetings during the fiscal year ended September 30, 2005.

Audit Committee.  The functions performed by the Audit Committee are described in the Audit Committee Charter and include (i) overseeing the Company’s internal accounting and operational controls as well as its financial and regulatory reporting, (ii) selecting the Company’s independent auditors and managing director of corporate audit, and assessing their performance on an ongoing basis, (iii) reviewing the Company’s financial statements and audit findings, and taking any action considered appropriate by the Audit Committee and the Board of Directors, (iv) performing other oversight functions as requested by the full Board of Directors and (v) reporting activities performed to the full Board of Directors. The Audit Committee Charter was adopted by unanimous written consent of the Board of Directors on September 5, 2002 and subsequently adopted by the Audit Committee at the October 3, 2002 Audit Committee meeting. The Charter was reviewed and reaffirmed by the Audit Committee at the November 15, 2005 Audit Committee meeting. The Audit Committee Charter is available on the Company’s Web site at www.amtd.com and is attached to this proxy statement as Appendix A. The Audit Committee is currently composed of Messrs. Fleisher, Prezzano and Cohen. Mr. Fleisher serves as the Audit Committee’s chairman. All current Audit Committee members are “independent” as defined in the applicable listing standards of The Nasdaq Stock Market. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the committee. The Board of Directors has also designated Mr. Fleisher as an audit committee financial expert as defined by the SEC. The Company’s Audit Committee met 16 times during fiscal year 2005. The Report of the Audit Committee for the fiscal year ended September 30, 2005 appears under PROPOSAL 2 — “RATIFICATION OF APPOINTMENT OF AUDITOR.”

Compensation Committee.  The Compensation Committee reviews and approves broad compensation philosophy and policy and changes in executive salary levels, bonus payments and equity awards pursuant to the Company’s management incentive plans as outlined below. The Compensation Committee is currently composed of Messrs. Hutchins, Cook and Tomczyk. Mr. Hutchins serves as the Compensation Committee’s chairman. The Compensation Committee Charter is available on the Company’s Web site at www.amtd.com. The Company’s Compensation Committee met three times during fiscal year 2005. The Report of the Compensation Committee on Executive Compensation appears under “EXECUTIVE COMPENSATION.”

Nominations Committee.  The Nominations Committee’s purpose was to assist the Board of Directors in fulfilling the board’s oversight responsibilities by (1) identifying individuals qualified to serve on the board; (2) reviewing the qualifications of the members of the board and recommending nominees to fill vacancies on the board; and (3) recommending a slate of nominees for election or reelection as directors by the corporation’s stockholders at the Annual Meeting to fill the seats of outside independent directors whose terms are expiring. In connection with the acquisition of TD Waterhouse Group, Inc., the Board of Directors constituted the Outside Independent Directors Committee, which will take the place of the Nominations Committee. The Nominations Committee’s Charter provided that its members were to be independent as defined under applicable Nasdaq Stock Market listing standards and were not to include any director designated by investment funds affiliated with Silver Lake Partners and TA Associates or the Ricketts holders pursuant to a stockholders agreement. The Nominations Committee was composed of Messrs. Cook, Fleisher, and Mark L. Mitchell. All Nominations Committee members were “independent” as defined in the applicable listing standards of The Nasdaq Stock Market. Mr. Mitchell served as the Nominations Committee’s chairman. The Company’s Nominations Committee met three times during fiscal year 2005.

Outside Independent Directors (“OID”) Committee.  On January 19, 2006, in accordance with the provisions of the Stockholders Agreement and effective as of the closing of the acquisition of TD Waterhouse Group, the Board of Directors constituted the OID Committee. The OID Committee will take the place of the Nominations Committee and generally will serve the same purpose as the Nominations Committee served. The members of the OID Committee are Messrs. Cook, Fleisher, and Hutchins. All current OID Committee members are “independent” as defined in the applicable listing standards of The Nasdaq Stock Market. In accordance with the Stockholders Agreement, the OID Committee will not include any director designated by TD or the Ricketts holders.

Written communications submitted by stockholders pursuant to the Company’s Stockholder Communications Policy, recommending the nomination of a person to be a member of the Company’s Board of Directors, will be forwarded to the chair of the OID Committee for consideration. The OID Committee will consider director candidates who have been identified by other directors or the Company’s stockholders but it has no obligation to recommend such candidates for nomination except as may be required by contractual obligation of the Company. Stockholders who submit director recommendations must include the following: (a) a detailed resume outlining the candidate’s knowledge, skills and experience, (b) a one-page summary of the candidate’s attributes, including a statement as to why the candidate is an excellent choice for the board, (c) a detailed resume of the stockholder submitting the director recommendation and (d) the number of shares held by the stockholder, including the dates such shares were acquired. The Company has retained a professional search firm to assist in identifying candidates, performing background research and conducting the interview process.

The Nominations Committee Charter, which will serve as the basis for the OID Committee Charter, establishes guidelines for identifying and evaluating candidates for selection to the board as follows:

1. Decisions for recommending candidates for nomination shall be based on merit, qualifications, performance, character and integrity and the Company’s business needs and shall comply with the Company’s anti-discrimination policies and federal, state and local laws.

2. The composition of the entire board shall be taken into account when evaluating individual directors, including: the diversity, depth and breadth of knowledge, skills, experience and background represented on the board; the need for financial, business, financial industry, public company and other experience and expertise on the board and its committees; and the need to have directors work cooperatively to further the interests of the Company and its stockholders.

3. Candidates shall be free of conflicts of interest that would interfere with their ability to discharge their duties as a director.

4. Candidates shall be willing and able to devote the time necessary to discharge their duties as a director and shall have the desire and purpose to represent and advance the interests of the Company and stockholders as a whole.

5. The OID Committee may determine any other criteria.

Notwithstanding any provision to the contrary in the OID Committee Charter, when the Company is legally required by contractual obligation to provide third parties with the ability to nominate directors (including pursuant to the Stockholders Agreement discussed below under the heading “Stockholders Agreement”) the selection and nomination of such directors shall not be subject to the committee’s review and recommendation process.

Non-TD Directors Committee.  The Non-TD Directors Committee is composed of all of the directors not designated by TD. The purpose of this committee is to make determinations relating to any acquisition by TD Ameritrade of a competing business held by TD. The Non-TD Directors Committee is currently composed of Messrs. J. Joe Ricketts, Cook, Fleisher, Hutchins, Moglia, J. Peter Ricketts and Thomas Ricketts. This committee has not yet met.

Stockholder Communications Policy

Stockholders may communicate with any member of the Board of Directors, including the chairperson of any committee, an entire committee or the independent directors or all directors as a group, by sending written communications to:

Chief Administrative Officer
TD Ameritrade Holding Corporation
4211 South 102nd Street
Omaha, Nebraska 68127

A stockholder must include his, her or its name and address in any such written communication and indicate whether he, she or it is a Company stockholder.

The Chief Administrative Officer will compile all communications, summarize lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors. Complaints regarding accounting, internal controls or auditing will be forwarded to the chair of the Audit Committee. The Chief Administrative Officer will not forward non-substantive communications or communications that pertain to personal grievances to directors, but will instead forward them to the appropriate department within the Company for resolution. The Chief Administrative Officer will retain a copy of such communications for review by any director upon his or her request.

Compensation of Directors

The Company maintains the Ameritrade Holding Corporation 1996 Directors Incentive Plan (the “Directors Plan”), administered by the Compensation Committee, pursuant to which non-employee directors are granted various equity awards and may make elections with respect to the payment of their retainers and fees. Specifically, the Directors Plan provides that, upon a non-employee director’s election to the board for his or her first term, the director will receive (a) a stock option to purchase such number of shares of the Company’s Common Stock as determined by the Chairman of the board and approved by the board and (b) an award of restricted stock, the fair market value of which is equal to approximately $20,000 or such other amount determined by the Chairman of the Board and approved by the board from time to time. Non-employee directors may also be awarded stock options other than upon their initial election to the board as determined from time to time by the board. Awards made pursuant to the Directors Plan will generally vest in substantially equal annual installments over a period of three years, beginning with the first anniversary of the grant date. The exercise price of options granted under the Directors Plan may not be less than the fair market value of a share of the Company’s Common Stock on the date of the grant of the option. The expiration date with respect to an award under the Directors Plan is the earlier of the ten-year anniversary of the date on which the award is granted or the one-year anniversary of the date on which the non-employee director’s service as a director of the Company terminates for cause. Options are not exercisable after the expiration date. Restricted stock that is not vested on the expiration date is forfeited.

Employee directors do not receive compensation for services provided as a director. Non-employee directors receive an annual retainer payable in advance. For fiscal year 2005, the annual retainer was $25,000. Fifty percent of the retainer is payable in cash and fifty percent is payable in the form of Common Stock, provided that, if a director has met the Company’s equity ownership guidelines, the director may elect to receive all or any portion of the stock retainer in cash. Non-employee directors receive payments of $1,500 for quarterly meetings and $1,000 for committee meetings, all payable quarterly in arrears in the form of cash or Common Stock at the election of the director. The foregoing elections and payments are made pursuant to the Directors Plan. Awards for periods of less than 12 months are calculated and determined by the board.

Pursuant to the Directors Plan, non-employee directors may elect to defer receipt of all or a portion of the retainer and meeting and committee fees otherwise payable to the non-employee director, including those amounts that would otherwise be payable to the non-employee director in the form of Common Stock. Amounts deferred pursuant to a non-employee director’s election are credited to a bookkeeping account, which consists of a “Cash Subaccount” reflecting amounts that would otherwise have been payable to the non-employee director in cash and a “Stock Subaccount” reflecting amounts that would otherwise have been payable to the non-employee director in Common Stock. As of the first day of each fiscal quarter, the Cash Subaccount is adjusted to reflect contributions and distributions during the preceding fiscal quarter and is credited with interest computed at the prime rate as reported by the Wall Street Journal for that date (or, if that day is not a business day, the next preceding business day). The Stock Subaccount is credited with “stock units” as of each day that a deferred amount would otherwise have been payable to the non-employee director in Common Stock, is charged with stock units as of each day on which amounts are distributed from the Stock Subaccount and is credited with stock units as of each record date to reflect dividends paid, if any, on the Common Stock. For purposes of the adjustments to the Stock Subaccount, one stock unit corresponds to one share of Common Stock.

Deferred amounts are payable to non-employee directors as of a distribution date elected by the non-employee director at the time of the deferral. If no distribution date is specified, payments begin as of the first business day of January of the year following the date on which the non-employee director ceases to be a director of the Company for any reason. Distributions of deferred amounts can be made in ten annual installments commencing on the distribution date elected. A non-employee director may also elect to have payments in a lump sum or in any number of annual payments not exceeding ten. If a non-employee director dies prior to the full payment of his deferral account, the balance will be paid in a lump sum to a beneficiary designated by the non-employee director. The Compensation Committee may also distribute the full balance of a non-employee director’s deferral account in a lump sum at any time.

Directors are reimbursed by the Company for travel and entertainment expenses incurred while attending board or committee meetings or while on Company business, including first class airfare between their home cities and the location of the meeting, business meals while on Company business, ground transportation and miscellaneous expenses such as tips and mileage. Hotel charges are billed directly to the Company for directors attending board or committee meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon the Company’s review of forms filed by directors, officers and certain beneficial owners of the Company’s Common Stock (the “Section 16(a) Reporting Persons”) pursuant to Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”), the Company has not identified any late filings by the Section 16(a) Reporting Persons.

Stock Ownership of Certain Beneficial Owners and Management

As of the Record Date, there were 603,496,440 shares of Common Stock issued and outstanding. The following table sets forth, as of the Record Date, the beneficial ownership of the Company’s Common Stock by each of the executive officers named in the Summary Compensation Table, by directors and nominees, by each person believed by the Company to beneficially own more than 5 percent of the Company’s Common Stock, by all current executive officers and directors of the Company as a group, and by certain other TD Ameritrade stockholders. Shares of Common Stock subject to options that are exercisable within 60 days of the Record Date are deemed beneficially owned by the person holding such options and are treated as outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

	Number of	Percent of
	Shares of	Shares of
	Common	Common
Name	Stock	Stock

Directors and Executive Officers
J. Joe Ricketts(1), Chairman and Founder	92,266,650	15.2%
Joseph H. Moglia(2), Chief Executive Officer, Director	13,787,438	2.2%
Asiff S. Hirji(3), Executive Vice President, Chief Operating Officer	844,327	*
John R. MacDonald(4), Executive Vice President, Chief Financial Officer and Chief Administrative Officer	1,090,217	*
Phylis M. Esposito(5), Executive Vice President, Chief Strategy Officer	809,597	*
W. Edmund Clark, Director	0	*
Marshall A. Cohen, Director	0	*
Dan W. Cook III, Director(6)	15,456	*
Michael D. Fleisher(7), Director	58,936	*
Glenn H. Hutchins(8), Director	41,461	*
Daniel A. Marinangeli, Director	0	*
Wilbur J. Prezzano, Director	0	*
J. Peter Ricketts(9), Director	7,520,577	1.2%
Thomas S. Ricketts(10), Director	6,282,128	1.0%
Fredric J. Tomczyk, Director	0	*
All Directors and Executive Officers as a group(11) (22 persons)	117,961,250	18.9%
Other Stockholders
The Toronto-Dominion Bank(12)	196,300,000	32.5%
Toronto-Dominion Centre P.O. Box 1 Toronto, Ontario, Canada M5K 1A2
Ricketts Grandchildren Trust(13)	19,008,000	3.2%

*	Less than 1 percent of the issued and outstanding shares.

(1)	Shares of Common Stock beneficially owned by Mr. Ricketts consist of 69,907,497 shares held jointly with Marlene M. Ricketts, his spouse, in brokerage margin accounts; 8,186,112 shares held by the Marlene M. Ricketts 1994 Dynasty Trust, over which Mr. Ricketts has sole voting and dispositive power; 8,186,688 shares held by the J. Joe Ricketts 1996 Dynasty Trust, over which Mrs. Ricketts has sole voting and dispositive power; 2,475,000 shares owned by Mr. Ricketts individually in a brokerage margin account; 332,352 shares held in the J. Ricketts IRA; 332,352 shares held in the M. Ricketts IRA; 5,153 shares held in Mr. Ricketts’ 401(k) account; and 2,841,496 shares issuable upon the exercise of options exercisable within 60 days.

(2)	Consists of 651,400 shares held by Mr. Moglia individually in a brokerage margin account; 140,000 shares held in trust for the benefit of Mr. Moglia’s family; 4,357 shares held in Mr. Moglia’s 401(k) account; and 12,991,681 shares issuable upon the exercise of options exercisable within 60 days.

(3)	Consists of 32,237 shares held for the benefit of Mr. Hirji in a deferred compensation account under TD Ameritrade’s Executive Deferred Compensation Program; 1,403 shares held in Mr. Hirji’s 401(k) account; and 810,687 shares issuable upon the exercise of options exercisable within 60 days.

(4)	Consists of 53,005 shares held by Mr. MacDonald individually in IRA accounts; 40,506 shares held jointly with Mr. MacDonald’s spouse in a brokerage margin account; 3,638 shares held by Mr. MacDonald’s spouse individually in an IRA account; 12,931 shares held in Mr. MacDonald’s 401(k) account; 907,638 shares issuable upon the exercise of options exercisable within 60 days; and 72,499 shares held for the benefit of Mr. MacDonald in a deferred compensation account under TD Ameritrade’s Executive Deferred Compensation Program.

(5)	Consists of 200,000 shares held by Ms. Esposito individually; 13,917 shares held in Ms. Esposito’s 401(k) account; 577,914 shares issuable upon the exercise of options exercisable within 60 days; and 17,766 shares held for the benefit of Ms. Esposito in a deferred compensation account under the Company’s Executive Deferred Compensation Program.

(6)	Consists of 2,485 shares held by Mr. Cook individually and 12,971 shares issuable upon the exercise of options exercisable within 60 days.

(7)	Consists of 6,000 shares held by Mr. Fleisher individually; 25,942 shares issuable upon the exercise of options exercisable within 60 days; and 26,994 stock units held in a deferred compensation account for Mr. Fleisher.

(8)	Consists of 15,519 shares held by Mr. Hutchins individually and 25,942 shares issuable upon the exercise of options exercisable within 60 days. The shares held individually and shares issuable upon exercise of stock options were awarded to Mr. Hutchins in his capacity as a director of TD Ameritrade. Under Silver Lake Partners’ arrangements with respect to director compensation, any proceeds from these shares are to be assigned to Silver Lake Technology Management, L.L.C. As a result, Mr. Hutchins disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(9)	Consists of 949,087 shares held by Mr. Ricketts individually in a brokerage margin account; 200,000 shares held jointly with Mr. Ricketts’ spouse in a brokerage margin account; 19,950 shares held in trusts for the benefit of Mr. Ricketts’ children; 15,650 shares in the Ricketts/ Shore 2003 Gift Trust; 70,065 shares held by Mr. Ricketts individually in an IRA account; 348,191 shares issuable upon the exercise of options exercisable within 60 days; 464,624 shares in the Marlene Ricketts Trust for the benefit of J. Peter Ricketts over which Mr. Ricketts has sole voting and dispositive power; and 5,453,010 shares in the Marlene Ricketts Annuity Trust 2003 #1, Marlene Ricketts Annuity Trust 2004 #1 and Marlene Ricketts Annuity Trust 2004 #2 over which Mr. Ricketts has shared voting and dispositive power.

(10)	Consists of 307,080 shares held by Mr. Ricketts jointly with his spouse in a brokerage margin account; 4,872 stock units held in a deferred compensation account for Mr. Ricketts; 25,942 shares issuable upon the exercise of options exercisable within 60 days; 26,600 shares held in trusts for the benefit of Mr. Ricketts’ children; 464,624 shares held in the Marlene Ricketts Trust for the benefit of Thomas S. Ricketts over which Mr. Ricketts has sole voting and dispositive power; and 5,453,010 shares in the Marlene Ricketts Annuity Trust 2003 #1, Marlene Ricketts Annuity Trust 2004 #1 and Marlene Ricketts Annuity Trust 2004 #2 over which Mr. Ricketts has shared voting and dispositive power.

(11)	Includes 19,187,635 shares issuable upon the exercise of options exercisable within 60 days.

(12)	Based on Form 13D filed on January 25, 2006 by The Toronto-Dominion Bank and its wholly-owned subsidiary, TD Discount Brokerage Holdings, LLC. The Toronto-Dominion Bank claimed sole voting and dispositive power with respect to these shares.

(13)	The trustee of the Ricketts Grandchildren Trust is First National Bank of Omaha, First National Center, 16th and Dodge Streets, Omaha, Nebraska, 68102.

Stockholders Agreement

Concurrently with entering into the share purchase agreement related to Ameritrade’s acquisition of TD Waterhouse Group, Inc., Ameritrade, the Ricketts holders and TD entered into a Stockholders Agreement. The

Stockholders Agreement contains certain governance arrangements and various provisions relating to board composition, stock ownership, transfers by TD and the Ricketts holders, voting and other matters.

Governance of TD Ameritrade.  The Stockholders Agreement provides that the Board of Directors of the Company consists of twelve members, five of whom are designated by TD, three of whom are designated by the Ricketts holders, one of whom is the chief executive officer of the Company, and three of whom are OID directors, who were initially designated from among Ameritrade’s current independent directors and thereafter will be designated by the existing OID directors of the Company, subject to the consent of TD and the Ricketts holders. The number of directors designated by TD and the Ricketts holders will depend on their maintenance of specified ownership thresholds of Common Stock and may increase or decrease from time to time based on those ownership thresholds, but will never exceed five (in the case of TD) or three (in the case of the Ricketts holders). The Company Board of Directors will continue to be classified into three classes, with each class serving staggered three-year terms. Subject to applicable laws and certain conditions, the Company has caused and will continue to cause each committee of its Board of Directors (other than the OID committee and a committee of the Board of Directors comprised solely of all directors who are not TD directors) to consist of two of the directors designated by TD, one of the directors designated by the Ricketts holders, and two of the OID directors. These levels of committee representation are subject to adjustment from time to time based on TD’s and the Ricketts holders’ maintenance of specified ownership thresholds. The parties to the Stockholders Agreement each agreed to vote their shares of Common Stock in favor of, and TD Ameritrade agreed that it would solicit votes in favor of, each director nominated for election in the manner provided for in the Stockholders Agreement.

Tender Offer and Share Ownership.  The Stockholders Agreement provides that following consummation of the acquisition of TD Waterhouse, TD will commence a cash tender offer pursuant to which TD will offer to purchase a number of shares of Common Stock such that, upon successful completion of the offer, TD will beneficially own 39.9 percent of the outstanding voting securities of the Company. If J. Joe Ricketts elects to participate in the tender offer, he may offer to purchase up to the number of shares of Common Stock such that, upon successful completion of the tender offer, the Ricketts holders collectively own 29 percent of the outstanding voting securities of the Company. The offer price will be no less than $16 per share and the offer will not be subject to any minimum condition on the number of shares tendered. The Stockholders Agreement further provides that following the completion of the tender offer, TD may acquire additional shares of Common Stock only up to an aggregate beneficial ownership interest of 39.9 percent of the outstanding voting securities of the Company for a period of three years following completion of the acquisition of TD Waterhouse, and up to an aggregate beneficial ownership of 45 percent for the remaining term of the Stockholders Agreement, and the Ricketts holders may acquire additional shares of Common Stock only up to an aggregate ownership interest of 29 percent of the outstanding Common Stock. The Stockholders Agreement also provides that TD will not, subject to certain exceptions, solicit proxies with respect to Common Stock. Despite the limitations on TD’s ownership described above, the Stockholders Agreement permits TD to make a non-public proposal to the Company Board of Directors to acquire additional shares pursuant to a tender offer or merger for 100 percent of the outstanding voting securities of the Company and to complete such a transaction, subject to the approval of independent directors and holders of a majority of the outstanding shares of Common Stock not affiliated with TD.

Right to Purchase Securities.  In addition, TD and the Ricketts holders have the right to purchase up to their respective proportionate share of future issuances of Common Stock, other than in connection with the Company stock issued as consideration in an acquisition by the Company and certain other issuances specified in the Stockholders Agreement. If the Company proposes to issue shares as consideration in an acquisition, the Company will discuss in good faith with TD and the Ricketts holders alternative structures in which a portion of such shares would be sold to TD or the Ricketts holders, with the proceeds of such sale used to fund the acquisition.

The Stockholders Agreement further provides that if the Company engages in discussions with a third party that could result in the acquisition by such party of 25 percent of the voting securities or consolidated assets of the Company, the Company must offer TD the opportunity to participate in parallel discussions with the Company regarding a comparable transaction.

Transfer Restrictions.  The Stockholders Agreement generally prohibits TD and the Ricketts holders from transferring shares of Common Stock, absent approval of the independent directors, to any holder of 5 percent or more of the outstanding shares of the Company, subject to certain exceptions. For so long as TD and the Company constitute the same audit client, TD may not engage the auditor of the Company, and the Company will not engage the auditors of TD, to provide any non-audit services.

Information Rights.  Subject to confidentiality and nondisclosure obligations, TD, for so long as it owns at least 15 percent of the outstanding shares of Common Stock, is entitled to access to and information regarding the Company’s business, operations and plans as TD may reasonably require to appropriately manage and evaluate its investment in the Company and to comply with its obligations under U.S. and Canadian laws.

Obligation to Repurchase Shares.  If the Company issues shares of its Common Stock pursuant to any compensation or similar program or arrangement, then the Company will, subject to certain exceptions, use its reasonable efforts to repurchase a corresponding number of shares of its Common Stock in the open market within 120 days after any such issuance.

Non-Competition Covenants.  Subject to specified exceptions, the Stockholders Agreement generally provides that none of TD, J. Joe Ricketts, so long as he is a director of the Company, or any of their respective affiliates may participate in or own any portion of a business engaged in the business of providing securities brokerage services in the U.S. (or, solely in the case of Mr. Ricketts and his affiliates, in Canada) to retail traders, individual investors and registered investment advisors. If TD acquires indirectly such a competing business as a result of its acquisition of a non-competing business, TD must offer to sell the competing business to the Company at its appraised fair value as determined in accordance with the terms of the Stockholders Agreement. If the Company decides not to purchase the competing business, TD must use commercially reasonable efforts to divest the competing business within two years. Mr. Ricketts, TD and their affiliates are permitted under the terms of the Stockholders Agreement to own a passive investment representing less than 2 percent of a class of equity securities of a competing business so long as the class of equity securities is traded on a national securities exchange in the U.S. or the Toronto Stock Exchange or quoted on the Nasdaq National Market. TD also is permitted to engage in certain activities in the ordinary course of its banking and securities businesses. In addition, Ameritrade has agreed that it will not hold or acquire control of a bank or similar depository institution except (1) incidentally in connection with the acquisition of an entity not principally engaged in the banking business or (2) in the event that TD does not hold control of any bank or similar depository institution which is able to offer money market deposit accounts to clients of the Company as a designated sweep vehicle or TD has indicated that it is not willing to offer such accounts to clients of the Company through one or more of any banks or similar depository institutions it controls.

Termination of the Stockholders Agreement.  The Stockholders Agreement will terminate (1) with respect to the Ricketts holders, when their aggregate ownership of Common Stock falls below approximately 4 percent, and (2) upon the earliest to occur of (a) the consummation of a merger or tender offer where TD acquires 100 percent of the Common Stock, (b) the tenth anniversary of the consummation of the acquisition of TD Waterhouse, (c) the date on which TD’s ownership of Common Stock falls below approximately 4 percent of the outstanding voting securities of the Company, (d) the commencement by a third party of a tender offer or exchange offer for not less than 25 percent of Common Stock unless the Company board recommends against such tender offer or exchange offer and continues to take steps to oppose such tender offer or exchange offer, (e) the approval by the Company board of a business combination that would result in another party owning 25 percent of the voting securities or consolidated assets of the Company or which would otherwise result in a change of control of the Company, or (f) the acquisition of 20 percent of the voting securities of the Company by a third party. For a period of up to one year following a termination under (2)(d), (2)(e) or (2)(f) above, TD and the Ricketts holders will be prohibited from acquiring shares of Common Stock that would cause, in the case of TD, its aggregate ownership to exceed 45 percent (39.9 percent in the first three years following the completion of the acquisition of TD Waterhouse) or, in the case of the Ricketts holders, 29 percent, except pursuant to a tender offer or merger for 100 percent of the outstanding shares of Common Stock approved by the holders of a majority of the outstanding shares of Common Stock (other than the Ricketts holders and TD). In addition, during that one-year period, the provisions of the Stockholders Agreement relating to the designation of directors and certain other provisions will remain in effect.

EXECUTIVE COMPENSATION

The following table sets forth a three-year history of the annual and long-term compensation awarded to, earned by or paid by the Company and its subsidiaries to each person serving as Chief Executive Officer at any time during the fiscal year ended September 30, 2005, to each of the other four highest paid executive officers of the Company for the fiscal year ended September 30, 2005 who were serving as executive officers as of September 30, 2005, and to one additional individual who would have been included in the disclosure of the four most highly compensated executive officers except that he was not serving as an executive officer as of September 30, 2005 (collectively, the “Named Executive Officers”). In accordance with SEC rules, the compensation described in this table does not include medical, group life insurance and other benefits that are available generally to all salaried employees of the Company and certain perquisites and other personal benefits received by the Named Executive Officers that do not, in the aggregate, exceed the lesser of $50,000 or 10 percent of any such officer’s aggregate salary and bonus described in this table.

Summary Compensation Table

					Long-term
					Compensation
		Annual Compensation			Securities
				Other Annual	Underlying	All Other
				Compensation	Options/	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	SARs (#)	($)

Joseph H. Moglia(1)	2005	600,000	1,531,250	21,150	—	17,682
Chief Executive Officer	2004	600,000	1,687,500	3,562	—	16,368
	2003	600,000	1,143,750	3,263,048	8,199,813	9,963
J. Joe Ricketts(2)	2005	650,000	1,194,375	115,566	—	17,682
Chairman and Founder	2004	650,000	1,316,250	2,386	750,000	16,368
	2003	650,000	892,125	1,666	80,817	9,963
Asiff S. Hirji(3)	2005	350,000	857,500	—	—	17,682
Executive Vice President,	2004	350,000	945,000	—	—	—
Chief Operating Officer	2003	168,269	340,187	180,063	750,000	—
John R. MacDonald(4)	2005	350,000	857,500	—	—	17,682
Executive Vice President,	2004	350,000	945,000	—	—	16,368
Chief Financial Officer and Chief Administrative Officer	2003	350,000	480,375	160,125	523,572	9,963
Phylis M. Esposito(5)	2005	300,000	735,000	—	—	17,682
Executive Vice President,	2004	300,000	810,000	—	—	16,368
Chief Strategy Officer	2003	300,000	549,000	—	223,572	9,963
J. Peter Ricketts(6)	2005	324,672	776,638	—	—	1,517,682
Former Executive Vice President,	2004	350,000	945,000	—	—	16,368
Chief Operating Officer and Secretary	2003	307,885	564,250	—	523,572	9,963

(1)	Amounts under Other Annual Compensation for Mr. Moglia consist of deferred compensation earned pursuant to his employment agreement of $3,259,109 for fiscal year 2003, and reimbursements for payment of income taxes of $21,150, $3,562 and $3,939 for fiscal years 2005, 2004 and 2003, respectively. Amounts under All Other Compensation for Mr. Moglia represent employer contributions to the Company’s qualified 401(k) Profit Sharing Plan in the form of Company Common Stock.

(2)	Amounts under Other Annual Compensation for Mr. J. Joe Ricketts consist of reimbursements for payment of legal and other professional fees of $79,221 for fiscal year 2005 and reimbursements for payment of income taxes of $36,345, $2,386 and $1,666 for fiscal years 2005, 2004 and 2003, respectively. Amounts under All Other Compensation for Mr. J. Joe Ricketts represent employer contributions to the Company’s qualified 401(k) Profit Sharing Plan in the form of Company Common Stock.

(3)	Mr. Hirji became an employee of the Company in April 2003. Amounts under Other Annual Compensation for Mr. Hirji consist of bonus payments that were deferred by the employee into a trust that holds shares of Common Stock pursuant to the Ameritrade Holding Corporation Executive Deferred Compensation Program.

Amounts under All Other Compensation for Mr. Hirji consist of employer contributions to the Company’s qualified 401(k) Profit Sharing Plan in the form of Company Common Stock.

(4)	Amounts under Other Annual Compensation for Mr. MacDonald consist of bonus payments that were deferred by the employee into a trust that holds shares of Common Stock pursuant to the Ameritrade Holding Corporation Executive Deferred Compensation Program. Amounts under All Other Compensation for Mr. MacDonald consist of employer contributions to the Company’s qualified 401(k) Profit Sharing Plan in the form of Company Common Stock.

(5)	Amounts under All Other Compensation for Ms. Esposito consist of employer contributions to the Company’s qualified 401(k) Profit Sharing Plan in the form of Company Common Stock.

(6)	Mr. J. Peter Ricketts terminated his employment with the Company effective August 26, 2005. Amounts under All Other Compensation for Mr. J. Peter Ricketts consist of severance pay in accordance with his employment agreement of $1,500,000 in fiscal year 2005 and employer contributions to the Company’s qualified 401(k) Profit Sharing Plan in the form of Company Common Stock of $17,682, $16,368 and $9,963 for fiscal years 2005, 2004 and 2003, respectively.

Option Grants in Last Fiscal Year

No stock options or stock appreciation rights were granted to the Named Executive Officers during fiscal year 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal 2005 and unexercised options held as of the end of fiscal 2005.

	Number of		Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		in-the-Money Options
	Acquired on	Value	Options at Sept. 30, 2005		at Sept. 30, 2005(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph H. Moglia	—	—	10,015,945	—	$158,650,195	$—
J. Joe Ricketts	—	—	1,982,090	791,270	$30,324,994	$9,637,875
Asiff S. Hirji	—	—	500,000	250,000	$8,100,000	$4,050,000
John R. MacDonald	—	—	568,852	261,786	$7,335,797	$4,274,537
Phylis M. Esposito	—	—	332,684	168,753	$5,257,278	$2,739,300
J. Peter Ricketts	129,900	$1,254,354	404,838	—	$6,388,334	$—

(1)	Based on the market price of $21.47 per share, which was the closing price per share of the Company’s Common Stock on the Nasdaq National Market on the last day of fiscal 2005, less the exercise price payable for such shares.

Employment and Severance Agreements

The Company currently has employment agreements with each of its Named Executive Officers.

Joseph H. Moglia, Chief Executive Officer.  Mr. Moglia’s employment agreement was entered into as of March 1, 2001 and had a two-year initial term. The agreement was renewed for an additional two-year term on March 1, 2003. On December 15, 2004, the Company and Mr. Moglia agreed to amend and restate Mr. Moglia’s employment agreement. As amended, Mr. Moglia’s employment agreement was extended through September 30, 2005 at the same salary and annual bonus target. This agreement has expired, but the parties continue to perform under the terms of this agreement. Either party may terminate the employment agreement with or without cause. Pursuant to the original agreement, Mr. Moglia was paid a signing bonus of $1.3 million and was reimbursed for relocation costs. The original agreement provided for the payment of a base salary of $600,000 per year, a one-time benefit of $15.6 million pursuant to a deferred compensation plan that vested as of March 1, 2003 and is payable upon his termination, and participation in other employee benefits under the various benefit plans and programs maintained by the Company. The original agreement was amended in 2002 to provide Mr. Moglia an annual bonus with a target of $625,000. In addition, the original agreement provided that, if Mr. Moglia were still employed by the Company as of March 1, 2003, he would be awarded stock options with respect to 2 percent of the then outstanding shares of Company Common Stock. If Mr. Moglia is discharged from employment by the Company without cause or terminates his employment under circumstances that constitute constructive dismissal, all of his stock options will vest. Under the deferred compensation plan established in connection with the original agreement, Mr. Moglia is entitled to a deferred payment of cash compensation, as adjusted for earnings and losses based on investment performance. The balance in the deferred compensation account vested pro rata on a daily basis over the initial two-year term. Payments of the deferred compensation account balance shall begin as soon as practicable after Mr. Moglia’s termination date and may be made in a lump sum or installments over a period of not more than 10 years, as elected by Mr. Moglia in accordance with the plan. If Mr. Moglia dies before the vested balance in his deferred compensation account is paid to him, the vested balance will be paid in a lump sum to a beneficiary named by him. Pursuant to the December 15, 2004 agreement, Mr. Moglia will be entitled to fly on private aircraft when traveling on Company-related business. Mr. Moglia will establish a budget for private air travel which is subject to the approval by the Company’s Board of Directors and which will not exceed $200,000 for the remainder of the employment term as extended.

The original agreement provides that, if a change in control of the Company occurs, Mr. Moglia’s employment will automatically terminate and he will be entitled to the payments and benefits to which he would otherwise be entitled under the agreement had he continued in employment with the Company through both the initial and additional two-year terms. On January 19, 2006, Mr. Moglia entered into an employment agreement addendum with the Company, which specifies that the acquisition of TD Waterhouse Group, Inc. does not constitute a change in control for purposes of his employment agreement and stock option agreements. Pursuant to the December 15, 2004 agreement, Mr. Moglia has agreed not to compete with the Company from the end of the term of his employment through September 30, 2006. He will be entitled to receive noncompetition payments during the period in which the agreement not to compete is in effect equal to the payments (salary, bonus and health and disability insurance) he currently receives under his employment agreement.

Following Mr. Moglia’s retirement at the end of the term of his amended employment agreement, Mr. Moglia would be given the title of CEO Emeritus of the Company. He will be entitled to retain this title for no more than five years, subject to earlier termination upon his death, his commencement of other employment, or his engaging in specified conduct that would permit termination for cause under his existing employment agreement. Mr. Moglia would be required to relinquish his title of CEO Emeritus of the Company upon the approval of a majority of the Company’s Board of Directors following the recommendation of the then Company Chief Executive Officer. As CEO Emeritus of the Company, Mr. Moglia would be expected to perform the duties consistent with those of a CEO Emeritus of a public company as requested from time to time by the Company’s Board of Directors. While CEO Emeritus of the Company, Mr. Moglia would be entitled to the following benefits: (a) an office at the Company’s headquarters, subject to relocation at the Company’s or Mr. Moglia’s request to a location in the continental United States of Mr. Moglia’s choice, the cost of such office shall not substantially exceed the cost of providing Mr. Moglia an office in Omaha at September 30, 2005; (b) an assistant at his office location, the cost of such assistant not to substantially exceed the cost of providing Mr. Moglia an assistant in Omaha at September 30, 2005; and (c) the ability to utilize private air travel when traveling at the Company’s request on Company’s business, subject to the same terms as apply to private air travel at September 30, 2005. If Mr. Moglia’s status as CEO Emeritus of the Company is terminated by the Company’s Board of Directors, Mr. Moglia would be entitled to continue to receive the benefits described in (a) and (b) in the preceding sentence for a period equal to the lesser of 24 months after he relinquishes the title of CEO Emeritus of the Company or the remainder of the CEO Emeritus term.

Under an agreement between the Company and Mr. Moglia, dated September 13, 2001, the Company agreed to lend Mr. Moglia the Medicare tax amounts due from time to time resulting from his vesting in benefits under the deferred compensation plan. Mr. Moglia is required to repay the loan, which does not bear interest, at the time of termination of his employment. The Company may set off the amount of the loan against the amount that would otherwise be payable to Mr. Moglia under the deferred compensation plan. For periods prior to the termination of his employment, the Company will reimburse Mr. Moglia annually for all taxes imposed on the interest imputed to Mr. Moglia.

J. Joe Ricketts, Chairman and Founder.  Mr. Ricketts’ employment agreement was entered into as of October 1, 2001 and has a seven-year term. Either party may terminate the agreement with or without cause. The agreement provides for the payment of a base salary of not less than $650,000 per year, an annual bonus with a target level for each of fiscal years 2002 and 2003 of not less than 75 percent of his base salary, grants of stock options pursuant to the Company’s long term incentive plan with a target award value for each of fiscal years 2002 and 2003 of not less than $1,200,000, employee assistance program payments and tax payments, fully equipped home offices, participation in employee benefits plans and programs maintained by the Company, and reimbursement for reasonable fees and expenses for legal, tax, accounting, financial and estate planning counseling and services and some insurance coverages. If the agreement is terminated due to Mr. Ricketts’ disability, Mr. Ricketts is entitled to payment of 50 percent of his base salary plus benefits until the earlier of the end of the agreement term or the fifth anniversary of the date of the disability. If Mr. Ricketts is discharged from employment by the Company without cause or terminates his employment following specified breaches of the agreement by the Company, he will be entitled to receive payments of his base salary, bonus, option awards and continuing benefits for the remainder of the agreement term; provided, that in no event will his payments under these circumstances be less than the sum of three times (1) his base salary, determined as of October 1, 2001, and (2) his annual cash bonus payable for 2002. If a termination described in the preceding sentence occurs, Mr. Ricketts will also be entitled to recover damages he incurs as a result of his inability to exercise his outstanding stock options. The agreement contains covenants by Mr. Ricketts not to compete with the Company during the term of the agreement and for a specified period after the term. Mr. Ricketts and the Company entered into an amendment to the employment agreement dated August 5, 2004. Under the amendment, Mr. Ricketts was granted a stock option award for fiscal year 2003 with respect to 750,000 shares of Company Common Stock. Mr. Ricketts will not be entitled to annual stock option awards for fiscal years after 2003 until the Company reinstates its annual stock option award program that existed on October 1, 2001 or implements a new program that provides, after fiscal year 2003, equity-based incentive compensation to at least one of the other executive officers of the Company; however, if Mr. Ricketts is discharged from employment by the Company without cause or terminates his employment following specified breaches of the agreement by the Company, his annual stock option award will be in the amount of options to purchase 390,000 shares of Company Common Stock. Subsequent to fiscal year 2003 the Company will have the discretion to determine the annual cash bonus and annual stock option award targets and target levels for Mr. Ricketts; however, in determining his annual cash bonus and annual stock option award, the Company must treat Mr. Ricketts reasonably, equitably and comparably to the Company’s other executive officers.

Asiff S. Hirji, Executive Vice President, Chief Operating Officer.  Mr. Hirji’s employment agreement was entered into as of April 7, 2003 and has a three-year term. The agreement provides for the payment of a base salary of $350,000, an annual bonus with a target of 100 percent of his base salary, grants of stock options pursuant to the Company’s long-term incentive plan, benefits pursuant to a deferred compensation plan and participation in other employee benefits under the various benefit plans and programs maintained by the Company. The agreement provides that it may be terminated by either party at any time. If Mr. Hirji is terminated by the Company for any reason other than cause or if he terminates his employment for good reason, Mr. Hirji is entitled to receive continued payments of his base salary for a period of one year after termination or until the end of the term of the agreement, whichever is longer. Mr. Hirji will also receive the amount of annual target bonus to which he was entitled for the year in which the termination occurs and he will be provided with continuing medical coverage, subject to limitations, for the severance period at the Company’s cost. If, following a change in control, Mr. Hirji’s employment is terminated by the Company without cause or his employment is terminated for good reason, he is entitled to be paid a lump sum equal to his salary and bonus as described above. The agreement contains covenants by Mr. Hirji not to compete with the Company during the term of employment and for a specified period after the term. All severance benefits payable under the agreement are conditional on Mr. Hirji’s execution of a release of claims and, if any payments under the agreement would subject Mr. Hirji to an excise tax on parachute payments, the payments under the agreement will be reduced to the extent necessary to avoid the tax.

John R. MacDonald, Executive Vice President, Chief Financial Officer and Chief Administrative Officer.  Mr. MacDonald’s employment agreement was entered into as of September 9, 2002 and had a three-year term. The agreement renewed automatically on September 9, 2005 for an additional one year. The agreement provides for the payment of a base salary of $350,000, an annual bonus target of 100 percent of his base salary, grants of stock options pursuant to the Company’s long-term incentive plan, benefits pursuant to a deferred compensation plan and participation in other employee benefits under the various benefit plans and programs maintained by the Company. The agreement provides that it may be terminated by either party at any time and that if Mr. MacDonald is terminated by the Company for any reason other than cause or if he terminates his employment for good reason, he will be entitled to receive continued payments of his base salary for a period of one year after termination or until the end of the term of the agreement, whichever is longer. Mr. MacDonald will also receive the amount of annual target bonus to which he was entitled for the year in which the termination occurs and he will be provided with continuing medical coverage, subject to limitations, for the severance period at the Company’s cost. If, following a change in control, Mr. MacDonald’s employment is terminated by the Company without cause or his employment is terminated for good reason, he will be entitled to be paid a lump sum equal to his salary and bonus as described above. The agreement contains covenants by Mr. MacDonald not to compete with the Company during the term of employment and for a specified period after the term. All severance benefits payable under the agreement are conditional on Mr. MacDonald’s execution of a release of claims and, if any payments under the agreement would subject Mr. MacDonald to an excise tax on parachute payments, the payments under the agreement will be reduced to the extent necessary to avoid the tax.

Phylis M. Esposito, Executive Vice President, Chief Strategy Officer.  Ms. Esposito’s employment agreement was entered into as of February 1, 2002 and had an initial term ending on June 30, 2003. Ms. Esposito’s employment agreement was renewed for additional twelve month terms ending June 30, 2004, 2005 and 2006, respectively. The agreement provides for the payment of a base salary of $300,000, an annual bonus with a target of 100 percent of her base salary, grants of stock options pursuant to the Company’s long-term incentive plan, benefits pursuant to a deferred compensation plan and participation in other employee benefits under the various benefit plans and programs maintained by the Company. The agreement provides that it may be terminated by either party at any time. If Ms. Esposito is terminated by the Company for any reason other than cause or if she terminates her employment for good reason, Ms. Esposito is entitled to receive continued payments of her base salary for a period of one year after termination or until the end of the term of the agreement, whichever is longer. Ms. Esposito will also receive the amount of annual target bonus to which she was entitled for the year in which the termination occurs and she will be provided with continuing medical coverage, subject to limitations, for the severance period at the Company’s cost. If, following a change in control, Ms. Esposito’s employment is terminated by the Company without cause or her employment is terminated for good reason, she is entitled to be paid a lump sum equal to her salary and bonus as described above. The agreement contains covenants by Ms. Esposito not to compete with the Company during the term of employment and for a specified period after the term. All severance benefits payable under the agreement are conditional on Ms. Esposito’s execution of a release of claims and, if any payments under the agreement would subject Ms. Esposito to an excise tax on parachute payments, the payments under the agreement will be reduced to the extent necessary to avoid the tax. On June 25, 2002, Ms. Esposito entered into an employment agreement addendum with the Company, which specifies that the merger with Datek does not constitute a change in control for purposes of her employment agreement.

Report of the Compensation Committee on Executive Compensation

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the 1934 Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 (the “1933 Act”) or the 1934 Act.

The Compensation Committee (the “Committee”) of the Board of Directors establishes and administers the Company’s executive compensation programs. The Committee is composed of three non-employee directors of the board. During fiscal year 2005, Messrs. Hutchins, Cook and Mitchell were members of the Committee. Effective on the close of the transaction with TD Waterhouse, Mr. Mitchell resigned from the board and Mr. Tomcyzk was added as a replacement. No member of the Committee during fiscal year 2005 was an employee of the Company or any of its subsidiaries. Each member of the committee during fiscal year 2005 qualified as a “non-employee director” under rule 16b-3 under the Securities Exchange Act of 1934 and as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Compensation Philosophy and Policy Overview

The Committee’s purpose is to develop and maintain compensation programs and policies reflective of the Company’s strategy to provide strong performance incentive for achieving goals to maximize stockholder value. To accomplish this, the Committee constructs compensation determinations based upon the following goals:

1. Align executive compensation with stockholder interests, and

2. Enable the Company to be competitive in securing and motivating superior caliber executive talent necessary for continued profitable growth.

The Company’s executive officers’ total compensation is determined by comparing individual responsibilities with industry survey data and responsibilities of the other Company executive officers. Market data, provided by a third party consultant, is reviewed utilizing broad data sources, including information from the financial services sector. Comparator groups include a primary comparator group, consisting of brokerage peers, and an alternative comparator group including financial services (non-brokerage) peers. In addition, a target annual incentive bonus award is based on a percentage of salary, which ranges from 30 to 105 percent. The incentive bonus is at-risk pay, which serves to motivate the executive to perform, and comprises a large portion of total executive compensation. The Committee has utilized the services of an external executive compensation consultant to provide objective and competitive market data to ensure stockholder-beneficial decision making consistent with the Company’s compensation goals. The Company aims for total compensation paid to its executives to be at the 50th percentile of the market.

The Committee and the Company strongly believe in executive ownership of Company stock. This benefits stockholders by meaningfully aligning executive goals and decision-making to stockholder interests. Executives are required to adhere to equity ownership guidelines that require a specific percentage of stock ownership, ranging from 100 to 500 percent of annual base salary, depending on executive level.

Base Salaries

In order to remain competitive with the market, the Committee reviews executive salaries annually and as needed. Other than in the context of promotions, the Company has not adjusted the base salaries of its top executive management since fiscal year 2003. Typically executive officer salary adjustments are determined by objective and subjective evaluation of individual performance and by comparison with market data of external comparable positions, internal comparison, and applicable terms of existing employment agreements.

Annual Incentive Bonuses

Annual incentive bonuses are designed to promote strong Company performance and achievement of the Company’s initiatives. Target incentive percentages are set at the beginning of the fiscal year and payout is earned according to achievement of Company goals. The Company’s executive officers participate in the Management Incentive Plan. This plan is based on the achievement of key corporate performance metrics and is intended to be qualified under Section 162(m) of the Code in order to maximize tax deductibility for the Company, while providing strong incentive for goal achievement at the highest levels of the organization. For fiscal year 2005, 100 percent of annual incentive compensation was based upon quantitative goals for the Company’s diluted earnings per share.

Executives were able to defer all or part of annual incentive bonuses under a deferred compensation program in the form of Company stock.

Long-Term Incentives

The Committee considers the award of stock options in specific cases based on individual performance or for purposes of retaining and attracting key executives.

Although the long-term incentive plan also permits the award of stock appreciation rights, stock awards (including restricted stock units) and performance units, no such awards have been made under the program. The Company granted replacement stock appreciation rights in fiscal 2002 to former Datek employees in connection with the Datek merger.

Deductibility of Compensation

Section 162(m) of the Code limits the Company’s deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless certain requirements are met. For fiscal year 2005, the requirements for deductible compensation under Section 162(m) were met for all executive officers. The policy of the Compensation Committee with respect to Section 162(m) is to establish and maintain a compensation program that will optimize the deductibility of compensation. However, the Committee may exercise its right to use judgment, where merited, by the need to respond to changing business conditions or to an executive officer’s individual performance, to authorize compensation which may not in a specific case, be fully deductible by the Company.

Chief Executive Officer Compensation

In fiscal year 2005, Mr. Moglia served in the capacity of Chief Executive Officer. The determination of the Chief Executive Officer’s salary, annual incentive, and grants of stock options followed the philosophy and policies set forth above for all other executive compensation, subject to any individual terms in the executive’s employment agreement. Mr. Moglia’s compensation history is outlined under the Summary Compensation Table. For fiscal year 2005, his salary remained at $600,000 per year, and he did not receive an equity grant. Seventy-one percent of Mr. Moglia’s compensation, as defined in the Summary Compensation Table, was directly tied to the Company’s performance via diluted earnings per share.

Fiscal Year 2006 Compensation

The Company intends to review compensation for its executives in fiscal year 2006 in light of the recent acquisition of TD Waterhouse

Glenn H. Hutchins, Chairman
Dan W. Cook III
Fredric J. Tomczyk*

*	Joined the Committee as of January 25, 2006.

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the 1934 Act.

Performance Graph

The Company performance information is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the 1934 Act and the Company performance information shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the 1933 Act or the 1934 Act.

The following graph and table set forth information comparing the cumulative total return from a $100 investment in the Company, a broad-based stock index and the stocks making up an industry peer group on September 29, 2000 through the end of the Company’s most recent fiscal year.

	Period Ending
Index	9/29/00	9/28/01	9/27/02	9/26/03	9/24/04	9/30/05

TD Ameritrade Holding Corporation	100.00	22.59	21.97	67.44	65.80	120.96
S&P 500	100.00	73.38	59.22	72.65	82.33	92.79
Peer Group	100.00	32.86	25.51	37.39	30.82	48.85

The Peer Group is comprised of the following companies whose primary business is online brokerage:

The Charles Schwab Corporation
E*TRADE Financial Corporation

CSFBdirect and TD Waterhouse Group, Inc., which were previously included in the Peer Group, are no longer included as they have not been publicly traded since August 21, 2001 and November 26, 2001, respectively.

Certain Relationships and Related Transactions

Gartner, Inc. provided professional research services to the Company under a three-year contract, which expired in October 2005. During fiscal 2005, the Company paid approximately $95,000 to Gartner, Inc. under the contract. Glenn H. Hutchins, a director of the Company, and Michael J. Bingle, a former director of the Company, are directors of Gartner, Inc.

Two siblings and a brother-in-law of J. Joe Ricketts each hold management positions with the Company and received annual compensation ranging from approximately $99,000 to $169,200 for fiscal 2005.

Under an agreement between the Company and Joseph H. Moglia, Chief Executive Officer, dated September 13, 2001, the Company agreed to lend Mr. Moglia the Medicare tax amounts due from time to time resulting from his vesting in benefits under the deferred compensation plan. Mr. Moglia is required to repay the loan, which does not bear interest, at the time of termination of his employment. The Company may set off the amount of the loan against the amount that would otherwise be payable to Mr. Moglia under the deferred compensation plan. The balance of the loan was approximately $222,000 as of September 30, 2005.

Certain directors and executive officers, and members of their immediate families, maintain margin trading accounts with the Company. Margin loans to these individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

In connection with TD Ameritrade’s acquisition of the U.S. retail securities brokerage business of TD Waterhouse Group, Inc. from TD, TD Ameritrade and TD became party to a series of agreements which are described below.

Registration Rights Agreement

TD Ameritrade, the Ricketts holders and TD are a party to a registration rights agreement, pursuant to which the Ricketts holders and TD are granted rights to be included in registrations of TD Ameritrade Common Stock.

Demand Registrations

TD Ameritrade has granted the Ricketts holders and TD, together the right to demand registration of the shares of TD Ameritrade Common Stock held by them on nine separate occasions. Six of the nine demand rights, including two shelf registrations, are allocated to TD, and three of the nine demand rights, including one shelf registration, are allocated to the Ricketts holders.

Piggy Back Registrations

TD Ameritrade has also agreed to provide TD and the Ricketts holders with piggy back registration rights, such that if at any time TD Ameritrade proposes to file a registration statement with respect to any offering of its securities for its own account or for the account of any stockholder who holds its securities (subject to certain exceptions) then, as expeditiously as reasonably possible (but in no event less than 20 days prior to the proposed date of filing such registration statement), TD Ameritrade shall give written notice of such proposed filing to all holders of securities subject to registration rights pursuant to the registration rights agreement, or registrable securities, and such notice shall offer the holders of such registrable securities the opportunity to register such number of registrable securities as each such holder may request in writing. The registration rights granted in the registration rights agreement are subject to customary restrictions such as minimums, blackout periods and limitations on the number of shares to be included in any underwritten offering imposed by the managing underwriter. In addition, the registration rights agreement contains other limitations on the timing and ability of stockholders to exercise demands.

Expenses

TD Ameritrade has agreed to pay all registration expenses, including the legal fees of one counsel for the stockholders exercising registration rights under the registration rights agreement, but excluding underwriting discounts, selling commissions, stock transfer taxes and any other legal fees of such stockholders.

Trademark License Agreement

TD Ameritrade and TD are a party to a trademark license agreement, which requires TD Ameritrade to use the TD trademark and logo as part of TD Ameritrade’s corporate identity. The following is a summary of selected provisions of the trademark license agreement.

The TD Ameritrade Name

Pursuant to the terms of the trademark license agreement, TD Ameritrade is required to use the TD Ameritrade name in the U.S. as its exclusive corporate entity name and to use the TD logo in connection with the TD Ameritrade name in the U.S. in corporate identity and marketing materials. Ameritrade has further agreed to use the TD Ameritrade name and, in conjunction with it, the TD logo, in other countries unless TD Ameritrade reasonably determines such use would not be consistent with or to the benefit of TD Ameritrade’s business in a particular country.

The trademark license agreement grants TD Ameritrade a worldwide (except in Canada) license to use the name and trademark “TD” as part of the trademark, service mark, trade name, corporate name or domain name “TD AMERITRADE” in connection with TD Ameritrade’s business of providing securities brokerage services to retail traders, individual investors and registered investment advisers. Pursuant to the terms of the trademark license agreement, TD has agreed not to use the TD mark or any trademarks, service marks, trade names, corporate names and domain names incorporating the TD mark in connection with any business or activity providing securities brokerage services to retail traders, individual investors and registered investment advisers in the U.S.

Ownership and Protection of the TD Ameritrade Name

Pursuant to the terms of the trademark license agreement, TD and TD Ameritrade jointly own the TD Ameritrade name. TD Ameritrade has agreed to be responsible for the registration, maintenance and prosecution of any trademark applications and registrations for the TD Ameritrade name. TD Ameritrade has further agreed to use commercially reasonable efforts to keep TD informed and to allow TD to provide reasonable input as to the registration, maintenance and prosecution strategy in connection with the TD Ameritrade trademark. Pursuant to the terms of the trademark license agreement, TD Ameritrade and TD have each agreed to be responsible for 50% of the costs and expenses associated with the registration, maintenance and prosecution of the TD Ameritrade trademark.

Indemnification

Pursuant to the terms of the trademark license agreement, TD Ameritrade has agreed to indemnify TD for liability incurred by TD as a result of TD Ameritrade’s (and any of its sublicensees’) breach of its obligations under the trademark license agreement. TD has agreed to indemnify TD Ameritrade for liability incurred by TD Ameritrade so long as TD Ameritrade’s actions are in accordance with the terms of the trademark license agreement and Ameritrade’s use of the TD Ameritrade name or the TD logo, as the case may be, is in a jurisdiction where TD has trademark applications or registrations or is using or has used the TD trademark or logo, as the case may be.

Term; Termination

The term of the trademark license agreement is 10 years from January 24, 2006, and is automatically renewable for additional periods of 10 years each, unless earlier terminated. Under the terms of the trademark license agreement, TD Ameritrade and TD can each terminate the trademark license agreement upon any of the following events: if the other party becomes insolvent, makes an assignment for the benefit of creditors, a trustee or receiver is appointed for a material part of the other party’s assets, or a proceeding in bankruptcy is not dismissed within 90 days; if the other party fails to cure a material breach within 60 days of the initial notice of material breach; if the other party is subject to a decree dissolving such other party which has been in effect for more than 30 days; if there is a change of control of the other party that results in such other party being controlled by a competitor; if TD beneficially owns voting securities representing 4.17% or less of the total voting power of TD Ameritrade; if a third party bona fide tender or exchange offer for not less than 25% of the outstanding shares of

Common Stock of TD Ameritrade is consummated; if the TD Ameritrade board of directors consummates a takeover proposal from a third party; or if the TD trademark or logo becomes materially damaged by the other party.

Effects of Termination

Upon termination of the trademark license agreement, TD Ameritrade has agreed to stop all new uses of the TD mark within six months and discontinue all use of the TD mark within 12 months. Neither Ameritrade nor TD shall be entitled to use the TD Ameritrade name after the trademark license agreement terminates, and all trademark applications and registrations for the TD Ameritrade trademark shall be expressly abandoned.

URL License Agreement

TD and TD Ameritrade are also a party to a license agreement pursuant to which TD granted TD Ameritrade an exclusive license to use the TDWaterhouse.com Internet domain name for redirection to TD Ameritrade’s home page as well as the rights to include links to international TDWaterhouse Internet domain names. In exchange for those rights, TD Ameritrade agreed to not transfer the rights to the domain names and to use commercially reasonable efforts to include a link on the homepage of TD Ameritrade to the international TDWaterhouse websites. The term of the URL license agreement is 10 years from January 24, 2006 unless mutually extended. Either party may terminate the agreement if the trademark license is terminated or the other party materially breaches the agreement. TD Ameritrade has the right to terminate agreement for any reason 30 days written notice

Money Market Deposit Account Agreement

Two broker-dealer subsidiaries of TD Ameritrade, TD Waterhouse Investor Services, Inc. (“TDWIS”) and National Investor Services Corp. (“NISC”), are party to a money market deposit account agreement with TD Waterhouse Bank, N.A. (“TD Bank”) and TD, pursuant to which TD Bank makes available to customers of TDWIS money market deposit accounts as designated sweep vehicles. TDWIS provides marketing and support services with respect to the money market deposit accounts and NISC acts as agent for customers of TDWIS and as recordkeeper for TD Bank, in each case with respect to the money market deposit accounts. In exchange for providing these services, TD Bank pays TDWIS and NISC collectively a fee based on the total assets contained in the all of the money market deposit accounts net of certain fees, costs and expenses incurred by TD Bank.

Services Agreement

TD Ameritrade and certain of its subsidiaries and an affiliate of TD are party to a services agreement, pursuant to which certain funds are made available as money market sweep or direct purchase options to TD Ameritrade clients, and TD Ameritrade performs marketing support services with respect to those funds. In consideration for offering the funds and performing the marketing support services, the affiliate of TD compensates TD Ameritrade in accordance with the provisions of the services agreement. TD Ameritrade also performs certain services for the applicable fund and receives fees for those services. The services agreement has an initial term of two years from January 24, 2006 and is automatically renewable for successive two year terms (so long as certain related agreements are in effect), provided that following the first anniversary of the agreement, the agreement may be terminated by any party thereto upon one year’s prior written notice. TD Ameritrade may terminate the services agreement upon 120 days notice if it does not earn monthly fees greater than a specified level.

Interim Cash Management Services Agreement

Pursuant to an Interim Cash Management Services Agreement, TD Bank provides cash management services to customers of TDWIS, until the earlier of TDWIS successfully converting the cash management services to another service provider or TD Bank and TDWIS entering into a formal cash management services agreement. In exchange for such services, TDWIS will pay TD Bank service based fees agreed upon by the parties.

Bridge Loan

At the closing of the acquisition, TD Waterhouse Group, Inc. and an affiliate of TD entered into a promissory note in the principal amount of $270,000,000. The loan has a term of six months and bears interest at the daily effective Fed funds rate until the completion of the balance sheet adjustments in the purchase agreement, and after that time at the Fed funds rate plus 150 basis points. The purpose of the loan was to monetize non-cash assets of TD Waterhouse Group, Inc. so that TD Waterhouse Group, Inc. could retain cash equal to $1 per share of the $6 per share special cash dividend declared by Ameritrade, as required by the purchase agreement.

Indemnification Agreement for Phantom Stock Plan Liabilities

Pursuant to an Indemnification Agreement, TD Ameritrade agreed to undertake all liabilities related to the payout of awards under The Toronto-Dominion Bank 2002 Phantom Stock Incentive Plan following the completion of the acquisition. In connection with the payout of awards under the 2002 Phantom Stock Incentive Plan, TD Discount Brokerage Holdings LLC, a direct wholly-owned subsidiary of TD (“Holdings”), agreed to indemnify TD Ameritrade for any liabilities incurred by TD Ameritrade in excess of the provision for such liability included on the closing balance sheet of TD Waterhouse Group, Inc. In addition, in the event that the liability incurred by TD Ameritrade in connection with the 2002 Phantom Stock Incentive Plan is less than the provision for such liability included on the balance sheet of TD Waterhouse Group, TD Ameritrade agreed to pay the difference to Holdings.

Canadian Call Center Services Agreement

Pursuant to the Canadian Call Center Services Agreement, TD will continue to receive and service customer calls at its London, Ontario site for customers of TDWIS, until September 30, 2006, unless the agreement is terminated earlier in accordance with its terms. In consideration of the performance by TD of the call center services, the Company will pay TD, on a monthly basis, an amount equal to TD’s monthly cost plus 5 percent.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITOR

Ernst & Young LLP has been appointed by the Audit Committee as auditor for the Company and its subsidiaries for the fiscal year ending September 29, 2006. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of the independent auditor requires the affirmative vote of the holders of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting; provided that a quorum of at least a majority of the outstanding shares are represented at the meeting. Abstentions will have the same effect as a vote against ratification. Broker non-votes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification. Proxies submitted pursuant to this solicitation will be voted for the ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ending September 29, 2006, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 29, 2006.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

Audit and Non-Audit Fees

On November 15, 2005, Deloitte & Touche LLP (“D&T”), the Company’s previous independent registered public accounting firm, informed the Company that D&T declined to stand for reelection for the fiscal year ending on September 29, 2006 due to independence issues that would preclude D&T from continuing to serve as the Company’s independent registered public accounting firm after the closing of the Company’s acquisition of TD Waterhouse Group, Inc. D&T ceased its service as the Company’s independent registered public accounting firm effective upon the completion of the audit of the Company’s financial statements for the fiscal year ended September 30, 2005.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended September 30, 2005 and September 24, 2004, and fees for other services rendered by Deloitte & Touche LLP during those periods.

	2005	2004

Audit Fees	$954,884	$611,537
Audit Related Fees	291,371	150,211
Tax Fees	103,546	621,762
All Other Fees	99,721	0

Total	$1,449,522	$1,383,510

Audit Fees.  Annual audit fees relate to services rendered in connection with the audit of the Company’s consolidated financial statements and the quarterly reviews of financial statements included in the Company’s Forms 10-Q.

Audit Related Fees.  Audit related services include fees for SEC registration statement services, benefit plan audits, consultation on accounting standards or transactions, statutory audits and business acquisitions.

Tax Fees.  Tax services include fees for tax compliance, tax advice and tax planning.

All Other Fees.  All other services include fees related to personal tax preparation services for executive officers as provided for in employment agreements.

The Audit Committee considers whether the provision of these services is compatible with maintaining the auditor’s independence, and has determined such services for fiscal 2005 and 2004 were compatible.

We have been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, had any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries while engaged as the Company’s independent registered public accounting firm. We have also been advised by Ernst & Young LLP that neither that firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor.

On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the committee approves the engagement of the independent auditor. No services are undertaken which are not pre-approved. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The projects and categories of service are as follows:

Audit — Annual audit fees relate to services rendered in connection with the audit of the Company’s consolidated financial statements and the quarterly reviews of financial statements included in the Company’s Forms 10-Q.

Audit Related Services — Audit related services include fees for SEC registration statement services, benefit plan audits, consultation on accounting standards or transactions, statutory audits, and business acquisitions.

Tax — Tax services include fees for tax compliance, tax advice and tax planning.

Other Services — Other services are pre-approved on an engagement-by-engagement basis.

Report of the Audit Committee

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the 1934 Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

The Audit Committee evidenced its completion of and compliance with the duties and responsibilities set forth in the adopted Audit Committee Charter through a formal written report dated and executed as of December 13, 2005. A copy of that report is set forth below.

December 13, 2005

The Board of Directors
Ameritrade Holding Corporation

Fellow Directors:

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Corporation’s financial reporting process. The Audit Committee conducted its oversight activities for Ameritrade Holding Corporation and subsidiaries (“Ameritrade”) in accordance with the duties and responsibilities outlined in the audit committee charter included as Appendix A to this proxy statement. The Audit Committee annually reviews the NASD standard of independence for audit committees and its most recent review determined that the committee meets that standard.

Ameritrade management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Corporation’s independent Registered Public Accounting (RPA) firm, Deloitte & Touche LLP, are responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the Unites States of America.

The Audit Committee, with the assistance and support of the Corporate Audit Department and management of Ameritrade Holding Corporation, has fulfilled its objectives, duties and responsibilities as stipulated in the audit committee charter and has provided adequate and appropriate independent oversight and monitoring of Ameritrade’s systems of internal control for the fiscal year ended September 30, 2005.

These activities included, but were not limited to, the following during the fiscal year ended September 30, 2005:

•	Reviewed and discussed the audited financial statements with management and the external auditors.

•	Discussed with the external auditors the matters requiring discussion by Statement on Auditing Standards No. 61 and Rule 2-07 of Regulation S-X, including matters related to the conduct of the audit of the financial statements.

•	Received written disclosures and letter from the external auditors required by Independence Standards Board Standard No. 1, and discussed with the auditors their independence.

In reliance on the committee’s review and discussions of the matters referred to above, the Audit Committee recommends the audited financial statements be included in Ameritrade’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Ameritrade Holding Corporation Audit Committee

Michael D. Fleisher, Chairman
Mark L. Mitchell
Michael J. Bingle

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
1996 LONG-TERM INCENTIVE PLAN

At the Annual Meeting, the stockholders will be asked to approve an amendment and restatement of the Ameritrade Holding Corporation 1996 Long-Term Incentive Plan. We refer to this plan as the 1996 Plan in this proxy statement. The Board of Directors originally adopted the 1996 Plan effective as of October 1, 1996 and previously amended and restated the 1996 Plan as of September 9, 2002 and January 19, 2005.

The Board of Directors believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. The Board of Directors expects that the 1996 Plan will continue to be an important factor in attracting, retaining and rewarding the high caliber employees essential to our success and in motivating these individuals to strive to enhance our growth and profitability.

On January 19, 2006, the Board of Directors of the Company approved the amendment and restatement of the 1996 Plan, subject to stockholder approval, to permit future awards under the 1996 Plan to qualify as both (i) performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) and/or (ii) incentive stock options under Section 422 of the Code. By approving the amendment and restatement of the 1996 Plan the Board of Directors also made several other changes and modifications to the 1996 Plan to facilitate the efficient and clear administration of the 1996 Plan and the granting of awards thereunder.

The number of shares of Common Stock reserved for issuance under the 1996 Plan is not being increased.

Summary of Proposed Amendments to 1996 Plan

Section 162(m) of the Code (“Section 162(m)”) limits the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to each of its four other most highly compensated executive officers to $1 million in any one year. However, the Company may deduct compensation in excess of that amount if it qualifies as “performance-based compensation,” as defined in Section 162(m). As amended and restated, the 1996 Plan is designed to qualify awards under Section 162(m) as performance-based compensation, so that the Company may receive a federal income tax deduction for performance-based awards to its executive officers even if an executive’s compensation exceeds $1 million in that year. In order for future awards under the 1996 Plan to qualify as performance-based compensation, the Company’s stockholders must approve the changes to the 1996 Plan that specify (i) the types of performance criteria that may be used as performance goals under the 1996 Plan and (ii) the limitations on the number of shares of stock and/or the dollar amount of performance awards that may be granted to any individual in any fiscal year.

Section 422 of the Code limits the ability of the Company to grant incentive stock options under the 1996 Plan to a period of ten years from the original date of the 1996 Plan’s adoption. The Company wishes to preserve the ability to grant incentive stock options after the expiration of this original ten year period (which is scheduled to expire in October of 2006). As amended and restated, and after approval by the Company’s stockholders, the 1996 Plan will permit the grant of incentive stock options, with respect to any of the shares reserved for issuance under the 1996 Plan, until January 19, 2016 (ten years after the date such amendment and restatement has been approved by the Company’s Board of Directors).

In addition to the amendments to implement the Section 162(m) and incentive stock option provisions which require stockholder approval, the Board of Directors has also approved certain other changes and modifications to the 1996 Plan, which do not require stockholder approval, the key features of which are highlighted below:

•	The 1996 Plan requires, and all options outstanding have been granted with, an exercise price equal to not less than the fair market value of a share of our Common Stock on the date of grant;

•	The 1996 Plan prohibits, without stockholder approval, the repricing of any outstanding option or stock appreciation right through either (i) the cancellation of outstanding options or stock appreciation rights and the grant in substitution therefore of any new award, or (ii) the amendment of outstanding options or stock appreciation rights to reduce the exercise price thereof; and

•	The 1996 Plan requires that each newly granted restricted stock or restricted stock unit award not become 100 percent vested until a date at least three years after the date of grant, unless earlier vesting is on account of death, disability, change in control, retirement or satisfaction of (i) specified performance criteria or (ii) Company obligations to deliver shares pursuant to any Company deferred compensation plan.

The proposed changes to the 1996 Plan are described in further detail below.

Summary of the 1996 Plan

The following summary of the principal features of the amended and restated 1996 Plan is qualified in its entirety by the specific language of the amended and restated 1996 Plan, a copy of which is attached to this Proxy Statement as Appendix B and which may also be accessed from the SEC’s website at http://www.sec.gov. In addition, a copy of the 1996 Plan, as amended and restated, may be obtained upon written request to the Company.

General.  The purpose of the 1996 Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract and retain employees upon whose judgment, interest and efforts the Company’s success is dependent and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and performance units.

Authorized Shares.  A total of 42,104,174 shares of our Common Stock, subject to adjustment as described below (and after taking into account the adjustments necessary to preserve the economic value of outstanding awards as determined immediately prior to the special dividend distribution which occurred on January 24, 2006), have been reserved for the granting of awards. These shares may be currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. If any award expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company, any such shares that are reacquired or subject to such a terminated award will again become available for issuance. However, shares shall not again become available for issuance under the 1996 Plan if they were (i) withheld or surrendered to satisfy tax withholding obligations of any award, (ii) surrendered in payment of stock option exercise price or (iii) subject to the grant of a stock appreciation right which were not issued upon settlement of the stock appreciation right.

Adjustments to Shares Subject to the 1996 Plan.  In the event of any merger, consolidation, reorganization, spin-off, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting Common Stock, the number of shares of stock reserved, the type and number of shares of stock which are subject to outstanding awards and the terms of any such outstanding awards (including the price at which shares of stock may be issued pursuant to an outstanding award) shall be equitably adjusted by the Board of Directors or the Compensation Committee (the “Committee”), in its sole discretion, to preserve the value of benefits awarded or to be awarded to participants.

Administration.  The 1996 Plan will be administered by the Committee. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). Subject to the provisions of the 1996 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. However, the 1996 Plan forbids, without stockholder approval, the repricing of any outstanding option or stock appreciation right through either (i) the cancellation of outstanding options or stock appreciation rights and the grant in substitution therefore of any new award, or (ii) the amendment of outstanding options or stock appreciation rights to reduce the exercise price thereof. The Committee will interpret the 1996 Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the 1996 Plan or any award.

Eligibility.  Awards may only be granted to employees of the Company or any present or future parent or subsidiary corporation of the Company and any other business, partnership, limited liability company or other entity in which the Company, or any parent or subsidiary corporation, holds a substantial ownership. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of January 26, 2006, the Company had approximately 4,300 employees, including 12 executive officers, who would be eligible for awards.

Stock Options.  Each option granted must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1996 Plan.

The exercise price of each option may not be less than the fair market value of a share of Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten percent Stockholder”) must have an exercise price equal to at least 110 percent of the fair market value of a share of Common Stock on the date of grant. Generally, the fair market value of the Common Stock is the closing market composite price per share on the date of grant as quoted on the Nasdaq National Market. On January 26, 2006, the closing price of the Company’s Common Stock on the Nasdaq National Market was $20.00 per share.

An option’s exercise price may be paid in cash, by check, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option (a “cashless exercise”), to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, or by any combination of these. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option is ten years, provided that an incentive stock option granted to a Ten percent Stockholder must have a term not exceeding five years. The Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option.

Stock options are nontransferable by the optionee, other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee.

Stock Appreciation Rights.  Each stock appreciation right must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 1996 Plan.

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of the Company Common Stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash or in shares of Common Stock. The Committee may grant stock appreciation rights in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Committee. Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. The Company has not granted any stock appreciation rights pursuant to the 1996 Plan.

Restricted Stock Awards.  Each restricted stock award granted must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 1996 Plan. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. The Company has not granted any restricted stock awards pursuant to the 1996 Plan.

Restricted Stock Units.  The Committee may grant restricted stock units which represent a right to receive shares of Common Stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s service to the Company. The Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. The Company may pay the appreciation either in cash or in shares of Common Stock. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle a participant to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends paid with respect to Common Stock.

Performance-Based Compensation.  Performance units and performance shares may also be granted under the 1996 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the Committee are achieved or the awards otherwise vest. As described below, the Committee will establish organizational or individual performance goals in its discretion within the parameters of the 1996 Plan, which, depending on the extent to which they are met, will determine the degree of granting, vesting and/or payout value of performance units and performance shares. Performance units will have an initial dollar value established by the Committee on or before the grant date. Performance shares will have an initial value equal to the fair market value of Common Stock on the grant date. As originally adopted, the 1996 Plan did not provide specific measures for performance goals, but allowed the Committee to determine the performance goals applicable to an award using certain Company or individual performance measures. As amended and restated, the 1996 Plan provides specific measures from which the Committee may base performance goals. Specifically, performance goals to be used for awards shall be chosen from one or more of the following measures: (i) revenue, (ii) gross margin, (iii) operating margin, (iv) operating income, (v) pre-tax profit, (vi) pre-tax margin, (vii) earnings before interest, taxes, depreciation and amortization, (viii) net income, (ix) cash flow, (x) operating expenses, (xi) the market price of the Company’s Common Stock, (xii) earnings per share, (xiii) earnings yield, (xiv) earnings yield spread, (xv) gross and net client asset growth, (xvi) gross and net account growth, (xvii) total stockholder return, (xviii) return on capital, (xix) return on assets, (xx) product quality, (xxi) economic value added, (xxii) number of customers, (xxiii) market share, (xxiv) return on investments, (xxv) profit after taxes, (xxvi) customer satisfaction, (xxvii) business divestitures and acquisitions, (xxviii) supplier awards from significant customers, (xxix) new product development, (xxx) working capital, (xxxi) individual objectives, (xxxii) time to market, (xxxiii) return on net assets, and (xxxiv) sales.

Prior to the beginning of any applicable performance period or such later date as permitted under Section 162(m), the Committee will establish one or more performance goals applicable to the award. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will, according to criteria established by the Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period. The Company reserves the right to grant awards that do not qualify for the Section 162(m) performance-based exception under Section 162(m).

Individual Award Limitations.  As amended and restated, the 1996 Plan contains annual grant limits intended to satisfy Section 162(m). Specifically, the maximum number of shares which could be issued to any one individual in any fiscal year (i) pursuant to options and/or stock appreciation rights is limited to 4,000,000 shares, (ii) pursuant to restricted stock, restricted stock units or performance shares is limited to 2,000,000, and (iii) the maximum which could be issued to any one individual in any fiscal year pursuant to the grant of performance units is $6,000,000. In addition, an individual may be granted options or stock appreciation rights to purchase up to an additional 2,000,000 shares of stock in connection with his or her initial hiring with the Company.

The Committee may adjust the limitations on annual grants to individuals or in connection with an individual’s initial hiring, as well as any performance conditions relating to shares and any other conditions of outstanding awards, in the event of any adjustment to Common Stock discussed above.

Effect of a Change in Control.  The 1996 Plan provides that in the event of a “change in control” of the Company after the date the stockholders approve this amendment and restatement, the successor corporation will assume, substitute an equivalent award, or replace with a cash incentive program each outstanding award that is granted after the date the stockholders approve this amendment and restatement under the 1996 Plan. If there is no assumption, substitution or replacement with a cash incentive program of outstanding awards granted after the date the stockholders approve this amendment and restatement, such awards will become fully vested and exercisable immediately prior to the change in control, and the Company will provide notice to the recipient that he or she has the right to exercise such outstanding awards for a period of 15 days from the date of the notice. The awards will terminate upon the expiration of the 15-day period.

Termination or Amendment.  The 1996 Plan will continue in effect until the first to occur of (1) its termination by the Committee, or (2) the date on which all shares available for issuance have been issued and all restrictions on such shares have lapsed. However, no incentive stock option may be granted on or after January 19, 2016. The Committee may terminate or amend the 1996 Plan at any time, provided that no amendment may be made without stockholder approval if (i) the Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the Common Stock of the Company is then listed or (ii) the amendment purports to reprice stock options or stock appreciation rights. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 1996 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.  An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who do not dispose of their shares within two years following the date the option was granted or within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the

Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (1) the date on which the shares become transferable or (2) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.  In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our Common Stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards.  A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit Awards.  There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is award restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Committee or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Shares and Performance Unit Awards.  A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock Awards”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Historical Plan Benefits

Options Granted to Certain Individuals and Groups.  The number of options or other awards (if any) that an individual may receive under the 1996 Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth the total number of shares of the Company’s Common Stock subject to options or other awards (if any) granted under the 1996 Plan to the listed persons and groups for the fiscal year ended September 30, 2005 and the weighted average per share exercise price of the options.

Options and Restricted Stock Granted to Certain Individuals and Groups
For the Fiscal Year Ended September 30, 2005

Weighted
		Average Per	Number of
	Number	Share Exercise	Shares of
	of Options	Price of	Restricted Stock
Name and Position	Granted(1)	Options(1)	Granted

Joseph H. Moglia, Chief Executive Officer	—	—	—
J. Joe Ricketts, Chairman and Founder	—	—	—
Asiff S. Hirji, Executive Vice President and Chief Operating Officer	—	—	—
John R. MacDonald, Executive Vice President, Chief Financial Officer and Chief Administrative Officer	—	—	—
Phylis M. Esposito, Executive Vice President, Chief Strategy Officer	—	—	—
J. Peter Ricketts, Former Executive Vice President, Chief Operating Officer and Corporate Secretary(2)	—	—	—
All current executive officers, as a group	—	—	—
All current directors who are not executive officers, as a group (10 persons)	—	—	—
All employees, including all current officers who are not executive officers, as a group	19,456	$10.16	—

(1)	All options were granted with an exercise price equal to 100 percent of the fair market value on the date of grant. The number of options granted and the exercise prices reflect the adjustments necessary to preserve the economic value of outstanding awards as determined immediately prior to the special dividend distribution which occurred on January 24, 2006.

(2)	Mr. Ricketts resigned his positions as Executive Vice President, Chief Operating Officer and Corporate Secretary of the Company in August 2005.

Required Vote and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of Company Common Stock present in person or represented by proxy and voting on the matter is required to approve this amendment and restatement of the 1996 Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board of Directors believes that the amendment and restatement of the 1996 Plan is in the best interests of the Company and its stockholders for the reasons stated above. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1996 PLAN.

SUBMISSION OF STOCKHOLDER PROPOSALS

In order to be included in the Company’s Proxy Statement relating to its next Annual Meeting, stockholder proposals must be received no later than September 29, 2006 by the Secretary of the Company at the Company’s principal executive offices. Pursuant to the Company’s Bylaws, stockholders who intend to present an item for business at the next Annual Meeting (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide notice to the Secretary no earlier than November 9, 2006 and no later than December 9, 2006. Stockholder proposals must set forth (1) a brief description of the business desired to be brought before the Annual Meeting and the reason for conducting such business at the Annual Meeting, (2) the name and address of the stockholder proposing such business, (3) the number of shares of Common Stock beneficially owned by such stockholder and (4) any material interest of such stockholder in such business. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

“HOUSEHOLDING” PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and accompanying materials. This means that only one copy of this Proxy Statement and Annual Report may have been sent to multiple stockholders in your household. If you would like to receive separate copies of this Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the following address:

TD Ameritrade Holding Corporation
4211 South 102nd Street
Omaha, NE 68127
Attention: Investor Relations

ANNUAL REPORT

A copy of the Annual Report of the Company containing financial statements for the fiscal year ended September 30, 2005 accompanies this Proxy Statement.

OTHER MATTERS

Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders and it does not know of any business which persons, other than the management, intend to present at the meeting. Should any other matters requiring a vote of the stockholders arise, the proxies in the enclosed form confer discretionary authority on the Board of Directors to vote on any other matter proposed by stockholders in accordance with their best judgment.

The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares. In addition to solicitation by mail, the Company has made these materials available via the Internet at www.amtd.com. The Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the Common Stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

By Order of the Board of Directors

Ellen L.S. Koplow, Secretary

Omaha, Nebraska
January 30, 2006

APPENDIX A

TD AMERITRADE HOLDING CORPORATION
Audit Committee Charter
November 15, 2005

Introduction

Primary responsibility for TD Ameritrade Holding Corporation (the “Corporation”) accounting and financial reporting lies with senior management, with oversight by the Board of Directors. To help the Board of Directors carry out this oversight responsibility, an Audit Committee (the “Committee”) has been established.

The Committee will be comprised entirely of independent directors as defined under applicable statutes, rules and regulations. These independent directors must have broker/dealer or financial or management expertise, and at least one must be a financial expert as defined under applicable statutes, rules and regulations. The Committee has oversight responsibility of the Corporation’s Audit Department and, in such capacity, the Chairman of the Committee (who shall be appointed by the Chairman of the Board of Directors) will maintain direct access and communications with the Managing Director — Corporate Audit.

The Committee is authorized to engage independent legal counsel and other advisers as the Committee determines necessary to carry out its responsibilities. The Committee will be provided with appropriate funding by the Corporation as the Committee determines necessary to carry out its responsibilities, including the compensation of the registered public accounting firm (“RPA”) employed by the Corporation to provide auditing services, render an audit report and perform related work, and to engage such advisers as the Committee may determine are necessary from time to time.

The Committee will meet on at least a quarterly basis and will hold special meetings as circumstances require.

The responsibilities of the Committee shall be in the following areas:

1. Oversee the Corporation’s internal accounting and operational controls, including assessment of strategic, financial, operational and compliance risk management.

2. Appoint the RPA, determine its compensation, oversee its work and assess its performance on an ongoing basis. Review appointment of the Managing Director — Corporate Audit and assess his or her performance on an ongoing basis.

3. Review the Corporation’s financial statements, review the RPA’s audit findings, review Corporate Audit’s audit findings, and oversee the financial and regulatory reporting processes.

4. Perform other oversight functions as requested by the Board of Directors.

5. Report activities performed to the Board of Directors.

Responsibilities

1.	Oversee the Corporation’s Internal Accounting and Operational Controls, Including Assessment of Strategic, Financial, Operational and Compliance Risk Management.

A. The Committee will instruct management to establish and maintain an adequate internal control structure and procedures for accounting and financial reporting, and to assess the effectiveness of the internal control structure and procedures for financial reporting. The Committee will instruct management to evaluate the system of internal controls on at least a quarterly basis. The Committee will review reports from management prepared quarterly concerning the effectiveness of internal controls, all significant deficiencies in the design or operation of internal controls, any material weaknesses in internal controls, any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls, and any significant changes in internal controls or other factors that could affect internal controls subsequent to management’s evaluation, including any corrective actions regarding significant deficiencies and material weaknesses.

B. The Committee will instruct the Managing Director — Corporate Audit to advise the Committee and the RPA, and will instruct the RPA to advise the Committee, if there are any areas that require special attention, including any significant deficiencies in the design or operation of the system of internal controls, any material weaknesses in the internal controls, any fraud, whether or not material, involving management or employees who have a significant role in internal controls, any significant changes in internal controls or other factors that could affect internal controls subsequent to management’s evaluation, including any corrective actions regarding significant control deficiencies or any illegal acts by the Corporation, management or employees.

C. The Committee will meet privately with the Managing Director — Corporate Audit and the RPA to review their findings and management’s plans to ensure internal control recommendations made by internal and external auditors have been appropriately implemented by management.

D. The Committee will review the assessment of risks as described in the Audit Risk Assessment and supporting Annual Audit Plan.

E. The Committee will review with the Managing Director — Corporate Audit and the RPA their integrated Annual Audit Plan, including the degree of coordination and integration between the respective parties. The Committee will inquire as to the extent to which the planned audit scope can be relied upon to detect fraud, non-compliance with State and Federal laws and regulations, non-compliance with SEC and NASD guidelines, or weaknesses in internal accounting and operational controls.

F. The Committee will discuss with the Managing Director — Corporate Audit and the RPA what steps are planned for providing an assessment of strategic, financial, operational and compliance risk management, as well as financial and regulatory reporting.

G. The Committee will discuss with the Managing Director — Corporate Audit and the RPA what steps are planned for a review of the Corporation’s information technology procedures and controls, including computer systems and applications, the security of such systems and applications, the contingency plan for processing data in the event of a systems breakdown, as well as the specific programs to protect against computer fraud or misuse from both within and outside the Corporation.

H. The Committee will discuss with the Managing Director — Corporate Audit and the RPA what steps are planned for review of in-house policies and procedures, and compliance with such policies and procedures, for compliance with regulatory capital requirements and related dividend restrictions, for compliance with the Code of Business Conduct and Ethics policy, for compliance with officer travel and entertainment policies, and for compliance with insider trading policies by directors, officers and stockholders. The Committee will inquire as to the result of these reviews, and, if appropriate, review a summary of the exceptions identified for the period under review.

I. The Committee will instruct the Managing Director — Corporate Audit and the RPA to advise the Committee when the Corporation seeks a second opinion on a significant accounting issue.

J. The Committee will meet with the Corporation’s in-house General Counsel and the Corporation’s Director of Risk Management to discuss the Corporation’s risk management policies, procedures and insurance coverage, including director and officer liability, property and casualty loss, errors and omissions, and surety bonds.

2.	Appoint the RPA, Determine its Compensation, Oversee its Work and Assess its Performance on an Ongoing Basis. Review Appointment of Managing Director — Corporate Audit, and Assess His or Her Performance on an Ongoing Basis.

A. The Committee will appoint the RPA of the Corporation, will determine the fees paid to the RPA and will oversee the work and assess the performance of the RPA. The Committee will obtain assessments of the performance of the RPA from the Managing Director — Corporate Audit and other appropriate management representatives. Based upon the evaluation of the RPA’s performance, the Committee will determine whether to retain or replace the RPA.

B. The Committee will instruct the RPA to report directly to the Committee.

C. The Committee will inquire as to the extent to which auditors other than the principal auditors are to be used and understand the rationale for using them. The Committee will request that the work of all auditors be coordinated and the Committee and the Managing Director — Corporate Audit will each perform an appropriate review of their work.

D. The Committee will discuss with the RPA its independence. The Committee will ensure the RPA complies with Independence Standard No. 1 and provides to the Committee the disclosures and letter required by such standard. The Committee will be responsible for reviewing any disclosed relationships that may impact the objectivity and independence of the RPA. The Committee will be responsible for undertaking appropriate action, if necessary, in response to the RPA’s report to satisfy itself of the RPA’s independence. The Committee will also review management’s evaluation of the factors related to the independence of the RPA.

E. The Committee will discuss with the RPA the matters required to be discussed by SAS 61.

F. The Committee will review management’s plans for engaging the RPA to perform all audit and non-audit services during the year. The engagement of the RPA to perform any audit or non-audit services will be subject to the prior approval of the Committee. The Committee will take appropriate actions to ensure that the RPA has not been engaged to perform any non-audit services that are prohibited under applicable statutes, rules and regulations. The Committee may delegate to one or more of its members the authority to grant the pre-approval of services, so long as any such approvals are presented to the Committee at its next meeting.

G. The Committee will review the appointment and any dismissal of the Managing Director — Corporate Audit. The Committee will annually review and approve the performance evaluation of the Managing Director — Corporate Audit after consulting with the Chairman, Chief Executive Officer and the Executive Management Team.

3.	Review the Corporation’s Financial Statements, Review the RPA’s Audit Findings, Review Corporate Audit’s Audit Findings, and Oversee the Financial and Regulatory Reporting Processes.

A. The Committee will review and discuss the Corporation’s annual and quarterly financial statements with management in conjunction with the Corporation filing its periodic reports containing such financial statements with the SEC.

B. The Committee will obtain from management explanations for all significant variances in the financial statements between periods. The Committee will consider whether the data is consistent with the Management’s Discussion and Analysis section of the Annual Report and periodic reports.

C. The Committee will exercise oversight of the quarterly reporting process prior to the release of quarterly earnings and filing of periodic reports.

D. The Committee will inquire from management and the RPA as to, and request an explanation of, any changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, Securities and Exchange Commission, NASD or other governing bodies and self-regulatory organizations that have an effect on, or oversight of, the financial statements of the Corporation.

E. The Committee will inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by management that had a material impact on the financial statements.

F. The Committee will meet regularly with the Corporation’s in-house legal counsel, and outside counsel, when appropriate, to discuss legal matters that may have a significant impact on the financial statements and on risk management.

G. The Committee will review the significant reports to management prepared by the internal auditing department and management’s responses.

H. The Committee will review the reports to the Committee prepared by the RPA regarding critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the RPA, and other material written communications between the RPA and management.

I. The Committee will meet privately with the RPA to request its opinion of various matters, including the quality of financial and accounting personnel and the internal audit staff.

J. The Committee will meet privately with the RPA to determine what the RPA’s greatest concerns are and if any matters should be discussed with the Committee that have not been raised or covered elsewhere.

K. The Committee will review the letter(s) of management representations given to the RPA and inquire whether the RPA encountered any difficulties in obtaining the letter(s) or any specific representations therein.

L. The Committee will discuss with management and the RPA the substance of any significant issues raised by in-house and outside counsel concerning litigation, contingencies, claims or assessments. The Committee will assess the adequacy of the disclosure of such matters in the Corporation’s financial statements and periodic reports.

M. The Committee will establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission, by employees of the Corporation, of concerns regarding questionable accounting or auditing matters.

N. The Committee will review the determination by the Corporation’s Director of Corporate Tax of the status of the open years on federal and state income tax returns and whether there are any significant items that have been or might be challenged by the IRS or State(s), and review the status of the related tax reserves.

O. The Committee will review the section of the annual Proxy Statement describing fees paid to the RPA and determine whether the provision of services described in such section is compatible with maintaining the independence of the RPA.

P. The Committee will review with management and the RPA the Corporation’s Annual Report and Reports on Form 10-K and Form 10-Q, including the Management’s Discussion and Analysis section of the reports.

Q. The Committee will inquire of management and the RPA if there were any significant financial reporting issues discussed during the accounting period reported. The Committee will instruct the RPA to advise the Committee of any disagreements between the RPA and the Corporation’s management regarding financial reporting issues. The Committee will resolve any such disagreements.

R. The Committee will instruct the RPA to communicate to the Committee any other known matters that require the attention of the Committee or the Board of Directors.

S. The Committee will consider whether the RPA should meet with the Board of Directors to discuss any matters relative to the financial statements and to answer any questions that other directors might have.

4.	Perform Other Oversight Functions as Requested by the Board of Directors.

A. The committee will, if necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

B. The Committee will recommend to the Board of Directors that the audited financial statements be included in the Annual Report and Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

C. The Committee will review and approve the report required by the Securities and Exchange Commission to be included in the Corporation’s annual Proxy Statement.

D. The Committee will review any certifications made by management and required to be provided to the Securities and Exchange Commission under applicable rules and regulations.

5.	Report Activities Performed to the Board of Directors.

A. The Committee will report its activities to the Board of Directors on a regular basis so that the Board is kept informed of its activities on a current basis.

B. The Chairman of the Committee will describe the Committee’s significant activities during the year in a letter to the Board of Directors.

C. The Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

APPENDIX B

AMERITRADE HOLDING CORPORATION
1996 LONG-TERM INCENTIVE PLAN

(As Proposed to be Amended and Restated at the 2006 Stockholders Meeting)

1. History, Purpose and Term of Plan.

1.1. History.  The Plan was originally adopted by the Ameritrade Holding Corporation (“Old Ameritrade”) effective as of October 1, 1996 (the “Original Effective Date”). Pursuant to an agreement and plan of merger, Old Ameritrade became a subsidiary of the Company, a newly formed corporation, effective as of September 9, 2002, and thereafter the Company assumed the Plan, and all outstanding obligations under the Plan. The Board approved an amendment and restatement of the Plan on September 7, 2005, and Company stockholders approved such amendment and restatement on January 4, 2006. The Board subsequently approved this amendment and restatement of the Plan, subject to stockholder approval, on January 19, 2006 (the “Restatement Date”). The following provisions constitute an amendment, restatement and continuation of the Plan as of the Restatement Date.

1.2. Purpose.  The purposes of this Plan are to attract, retain and reward Employees and to promote the success of the Company’s business. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

1.3. Term.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the Restatement Date.

2. Definitions and Construction.

2.1. Definitions.  Whenever used herein, the following terms shall their respective meanings set forth below:

(a) “Applicable Laws” means the requirements relating to the administration of stock-based awards or equity compensation programs under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(b) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.

(c) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any of the following events after the Restatement Date:

(i) A change in the ownership of the Company. A change in the ownership of the Company will occur on the date that any one person, or more than one person acting as a group, acquires ownership of the Stock of the Company that, together with the Stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional Stock by any one person, or more than one person acting as a group, who is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the Stock of the Company shall not be considered a Change of Control; or

(ii) A change in the effective control of the Company. A change in the effective control of the Company shall occur on the date that: (1) the Board determines, in its sole and absolute discretion, that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the Stock of the Company possessing up to fifty percent (50%) or more of the total voting power of the Stock of the Company, in each case whether such acquisition is by means of a tender offer, exchange offer, merger, business combination or otherwise; or (2) a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election. For purposes of this subsection (ii), if any one person, or more than one person acting as a group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons shall not be considered a Change of Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following shall not constitute a change in the ownership of a substantial portion of the Company’s assets: (1) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer; or (2) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s Stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding Stock of the Company; or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in this subsection 2.1(e)(iii)(2)(C). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.1(e), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Additionally, for purposes of this Section 2.1 (e), notwithstanding any public disclosure to the contrary, TD and the R Parties (as such terms are defined in the Stockholders Agreement) together will not be considered to have formed a group solely as a result of being parties or bound by the Stockholders Agreement and any future actions, agreements and arrangements between TD and the R Parties outside of the rights and obligations set forth in the Stockholders Agreement shall be taken into account when considering whether TD and the R Parties shall have formed a group in the future.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(g) “Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 3 of the Plan.

(h) “Committee Designate” means any committee comprised of (1) one or more individual (or individuals) who are then serving as a member(s) of the Board or (2) one or more Officer (or Officers).

(i) “Company” means Ameritrade Holding Corporation, a Delaware corporation, or any successor thereto.

(j) “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(k) “Director” means a member of the Board.

(l) “Disability” means, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receipt by the Employee of income replacement benefits for a period of not less than three (3) months under an applicable disability benefit plan of the Company.

(m) “Dividend Right” means a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(n) “Employee” means any person, including Officers and Directors, who are employed by the Company or a Related Entity. Neither service as a Director nor payment of a director’s fee by the Company or Related Entity will be sufficient to constitute “employment” by the Company or Related Entity.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date and unless the Committee determines otherwise, the value of Stock determined as follows:

(i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing market composite price for such Stock as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Stock will be the mean between the high bid and low asked prices for the Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Stock, the Fair Market Value will be determined in good faith by the Committee.

(iv) Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Committee deems appropriate, the Fair Market Value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to Section 6 of the Plan.

(u) “Option Price” means the price at which Shares may be purchased upon the exercise of an Option pursuant to Section 6.3.

(v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w) “Participant” means the holder of an outstanding Award.

(x) “Performance-Based Award” means any Award granted to selected Employees pursuant to this Plan, but which are subject to the terms and conditions set forth in Section 12. All Performance-Based Awards granted to Covered Employees are, unless specifically noted to the contrary by the Committee, intended to qualify as performance-based compensation under Section 162(m) of the Code.

(y) “Performance Goals” means the goal(s) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) revenue, (ii) gross margin, (iii) operating margin, (iv) operating income, (v) pre-tax profit, (vi) pre-tax margin, (vii) earnings before interest, taxes, depreciation and amortization, (viii) net income, (ix) cash flow, (x) operating expenses, (xi) the market price of the Share, (xii) earnings per share, (xiii) earnings yield, (xiv) earnings yield spread, (xv) gross and net client asset growth, (xvi) gross and net account growth, (xvii) total stockholder return, (xviii) return on capital, (xix) return on assets, (xx) product quality, (xxi) economic value added, (xxii) number of customers, (xxiii) market share, (xxiv) return on investments, (xxv) profit after taxes, (xxvi) customer satisfaction, (xxvii) business divestitures and acquisitions, (xxviii) supplier awards from significant customers, (xxix) new product development, (xxx) working capital, (xxxi) individual objectives, (xxxii) time to market, (xxxiii) return on net assets, and (xxxiv) sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis.

(z) “Performance Period” means a period established by the Committee pursuant to Section 12 of the Plan at the end of which one or more Performance Goals are to be measured.

(aa) “Performance Share” means an Award granted to an Employee pursuant to Section 10 of the Plan.

(bb) “Performance Unit” means an Award granted to an Employee pursuant to Section 10 of the Plan.

(cc) “Period of Restriction” means the period during which the transfer of Restricted Stock or Restricted Stock Units are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of Performance Goals, and/or the occurrence of other events as determined by the Committee.

(dd) “Plan” means this Ameritrade Holding Corporation 1996 Long-Term Incentive Plan.

(ee) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ff) “Restricted Stock” means an Award granted to an Employee pursuant Section 8 of the Plan.

(gg) “Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 7 of the Plan to receive the value associated with a share of Stock on a date determined in accordance with the provisions of the Plan and the Participant’s Award Agreement.

(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii) “Section 16(b)” means Section 16(b) of the Exchange Act.

(jj) “Share” means a share of Stock, as adjusted in accordance with Section 5.3 of the Plan.

(kk) “Stock” means the common stock of the Company, or in the case of certain Stock Appreciation Rights or Performance Units, the cash equivalent thereof.

(ll) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 of the Plan is designated as SAR.

(mm) “Stockholders Agreement” means that certain Stockholders Agreement among Ameritrade Holding Corporation, the stockholders listed on Exhibit A thereto and The Toronto-Dominion Bank dated as of June 22, 2005.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Administration.

3.1. Administration by Board or Committee.  The Plan shall be administered by the entire Board or the Committee. Notwithstanding the foregoing, the Board or the Committee, as applicable and subject to the terms and conditions of the Plan, may delegate to any Committee Designate the authority to act as a subcommittee of the Board or Committee, as applicable, for purposes of making grants or awards under the Plan to Employees of the Company who are not subject to Section 16(a) of the Exchange Act as the Committee Designate shall determine in his or her sole discretion and the Committee Designate shall have the authority and duties of the Committee with respect to such grants or awards, provided, however, that (a) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 5, (b) the exercise price per share of each Option shall be not less than the Fair Market Value per share of the Stock on the effective date of grant, and (c) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board or the Committee.

3.2. Authority.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board or the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the Fair Market Value;

(b) to select the Employees to whom Awards may be granted hereunder;

(c) to determine the number of shares of Stock to be covered by each Award granted hereunder;

(d) to approve forms of Award Agreements for use under the Plan;

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Option Price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, will determine;

(f) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(g) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under such applicable foreign tax laws;

(h) to modify or amend each Award, including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(i) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise, settlement or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined by the applicable closing price of the Shares as reported on the applicable stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, which the Stock is listed and as reported in The Wall Street Journal or such other source as the Committee deems reliable. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Committee may deem necessary or advisable;

(j) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(k) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(l) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(m) to determine whether Awards will be adjusted for Dividend Rights;

(n) to establish a program whereby Employees designated by the Committee can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(o) to issue Awards in satisfaction of obligations owed to any Participant under any other Company incentive or deferred compensation plan;

(p) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(q) to make all other determinations deemed necessary or advisable for administering the Plan.

3.3. Effect of Decisions and Determinations under Plan.  The decisions, determinations and interpretations of the Board or the Committee will be final and binding on all Participants and any other holders of Awards.

3.4. Administration with Respect to Officers.  With respect to participation by Officers in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5. No Repricing.  Notwithstanding anything in the Plan to the contrary, without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorom representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board or the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options and/or SARs and the grant in substitution therefore of any new Awards, including specifically, without limitation, any new Options and/or SARS having a lower exercise price or (b) the amendment of outstanding Options and/or SARs to reduce the exercise price thereof. This Section 3.5 shall not be construed to apply to “issuing or assuming a stock option in a transaction to which Section 424(a) applies” within the meaning of Section 424 of the Code.

3.6. Restricted Stock and Restricted Stock Unit Vesting.  Notwithstanding any provision of the Plan to the contrary, no Award of Restricted Stock or Restricted Stock Units may be granted which provides, or subsequently amended to provide, for (a) any acceleration of vesting for any reason other than upon a Change in Control or after the Participant’s death, Disability or retirement and (b) vesting of one hundred percent (100%) of any such Award of Restricted Stock or Restricted Stock Units prior to the passage of three (3) years of service as an Employee after the date of grant of such an Award. Notwithstanding the foregoing however, an Award of Restricted Stock or Restricted Stock Units may become one hundred percent (100%) vested earlier than the time or events described in this Section 3.6 if such vesting occurs (i) upon the satisfaction of any Performance Goal or (ii) in order to satisfy any Company obligations as authorized under Section 3.2(o) of the Plan.

3.7. Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board, Officers or Employees of the Company, members of the Board and any Officers or Employees of the Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. Participation.  Subject to the terms and conditions of the Plan, the Board or the Committee shall determine and designate, from time to time, from among Employees those who will be granted one or more Awards under the Plan. In the discretion of the Board or the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Board or the Committee and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company.

5. Shares Subject to the Plan.

5.1. Number of Shares Reserved.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by Ameritrade as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 5.4, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed 39,000,000 shares in the aggregate.

5.2. Reusage of Shares.

(a) In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any Award under the Plan, that number of shares of Stock that was subject to the Award but not delivered shall again be available for Awards under the Plan.

(b) In the event that shares of Stock are delivered under the Plan as Restricted Stock or Restricted Stock Units and are thereafter forfeited or reacquired by the Company pursuant to rights reserved in the Award Agreement, such forfeited or reacquired shares of Stock shall again be available for Awards under the Plan.

(c) Notwithstanding the provisions of Sections 5.2(a) or (b), the following shares of Stock shall not be available for reissuance under the Plan: (i) shares of Stock with respect to which the Participant has received the benefits of ownership (other than voting rights), either in the form of dividends or otherwise; (ii) shares of Stock which are withheld from any Award or payment under the Plan to satisfy tax withholding obligations; (iii) shares of Stock which are surrendered to fulfill tax obligations; (iv) shares of Stock which are surrendered in payment of the Option Price upon the exercise of an Option; and (v) shares of Stock subject to the grant of SAR which are not issued upon settlement of the SAR.

5.3. Adjustments to Shares Reserved.  In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Stock or other change in the corporate structure or capitalization affecting the Stock, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms of any outstanding awards (including the price at which shares of stock may be issued pursuant to an outstanding award) shall be equitably adjusted by the Board or the Committee, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Participants under the Plan.

5.4. Individual Limits on Awards.  Notwithstanding any other provision of the Plan to the contrary, the following limitations shall apply to Awards under the Plan:

(a) No Employee shall be granted, in any fiscal year of the Company (1) an Option or SAR to purchase more than 4,000,000 Shares, (2) Restricted Stock or Restricted Stock Units covering more than 2,000,000 Shares, (3) Performance Shares covering more than 2,000,000 Shares or (4) Performance Units which could result in such Employee receiving more than $6,000,000.

(b) In connection with her or her initial employment with the Company, an Employee may be granted Options or SARs to purchase up to an additional 2,000,000 Shares, which shall not count against the limit set forth in subsection (a) above.

(c) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 5.3.

(d) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a Change in Control), the cancelled Award will also be counted against the limits set forth in subsections (a) and (b) above.

(e) The determination made under this Section 5.4 shall be based on the shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable and/or are settled.

6. Options.

6.1. Term of Option.  The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time of the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Related Entity, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

6.2. Restrictions Relating to Incentive Stock Options.  To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

6.3. Option Price.  The Option Price shall be established by the Board or the Committee or shall be determined by a method established by the Board or the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than 100% of the Fair Market Value of a share of Stock as of the date on which the Option is granted. Notwithstanding the foregoing, any Incentive Stock Option granted to an Employee who, at the time of grant, owns Stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or a Related Entity, the Option Price will be no less than 110% of the Fair Market Value on the date of grant.

6.4. Waiting Period and Exercise Dates.  At the time an Option is granted, the Committee will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. The Board or the Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option (including stock acquired pursuant to the exercise of a tandem Stock Appreciation Right) as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, and such other factors as the Board or the Committee determines to be appropriate.

6.5. Form of Consideration.  The Committee will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of: (a) cash; (b) check; (c) other shares of Stock which meet the conditions established by the Committee to avoid any adverse financial accounting consequences (as determined solely by the Committee); (d) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (e) any combination of the foregoing methods of payment; or (f) such other consideration and method of payment for the issuance of shares of Stock to the extent permitted by Applicable Laws.

6.6. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the shares of Stock underlying such Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in the applicable Award Agreement.

Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised. In addition, the exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right, if any.

(b) Termination of Employment.  If a Participant ceases to be an Employee, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, and except to the extent terminated earlier pursuant to the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Committee, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Committee, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(c) Disability of Participant.  If a Participant ceases to be an Employee as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination as a result of Disability. Unless otherwise provided by the Committee, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(d) Death of Participant.  If a Participant dies while an Employee, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Committee. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Committee, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.7. Reload Provision.  In the event the Participant exercises an Option that was granted on or prior to the Restatement Date and pays all or a portion of the Option Price in Stock, such Participant (either pursuant to the terms of the Option Award, or pursuant to the exercise of Committee discretion at the time the Option is exercised) may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall expire on the same date as the expiration date of the original Option so exercised by payment of the Option Price in shares of Stock. Options granted after the Restatement Date will not be subject to this reload provision in this Section 6.6.

7. Stock Appreciation Rights.

7.1. Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option or may be granted independently of any Option.

7.2. Exercise Price and Other Terms.  The Board or the Committee, subject to the provisions of the plan, will have complete discretion to determine the terms and conditions of each SAR granted under the Plan; provided, however, that (a) the exercise price per share subject to a tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to an independently granted SAR shall not be less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3. Exercise.  If a SAR is not in tandem with an Option, then the SAR shall be exercisable in accordance with the terms established by the Board or the Committee at the time of grant and set forth in the Award Agreement. If a SAR is granted in tandem with an Option, then the SAR shall be exercisable at the time the tandem Option is exercisable. The exercise of a tandem SAR will result in the surrender of the corresponding rights under the related Option.

7.4. Settlement of Award.  Upon the exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (b) the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Board or the Committee, the payment upon SAR exercise may be in cash, in shares of Stock of equivalent value, or in some combination thereof.

7.5. Terms and Expiration of SARs.  The Board or the Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of a SAR as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, ownership of Stock by the Participant, and such other factors as the Board or the Committee determines to be appropriate. Each SAR grant under the Plan will expire upon the date determined by the Board or the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the requirements of Section 6.6 also will apply to SARs.

8. Restricted Stock.

8.1. Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to Employees in such amounts as the Committee, in its sole discretion, will determine.

8.2. Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, will determine. Unless the Committee determines otherwise, Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

8.3. Other Restrictions.  The Committee, in its sole discretion, limited only by the requirements of Section 3.6 of the Plan, may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate, including granting such an Award of Restricted Stock subject to Performance Goals or to the requirements of Section 12.

8.4. Removal of Restrictions.  Except as otherwise provided in the Plan or the applicable Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.5. Voting Rights.  During the Period of Restriction, Employees holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise and as set forth in the Award Agreement.

8.6. Dividend Rights.  During the Period of Restriction, Employees holding Shares of Restricted Stock may be entitled to Dividend Rights with respect to such Shares to the extent provided in the Award Agreement. If any such Dividend Rights are paid in shares of Stock, the shares of Stock will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. Dividend Rights shall be settled in cash or in shares of Stock, as determined by the Board or the Committee, shall be payable at the time and in the form determined by the Board or the Committee, and shall be subject to such other terms and conditions as the Board or the Committee may determine.

8.7. Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

9.1. Grant of Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Employees in such amounts as the Committee, in its sole discretion, will determine.

9.2. Restricted Stock Unit Agreement.  Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares to be issued in settlement of the Award, and such other terms and conditions as the Committee, in its sole discretion, will determine.

9.3. Other Restrictions.  The Committee, in its sole discretion, limited only by the requirements of Section 3.6 of the Plan, may impose such other restrictions on Restricted Stock Units as it may deem advisable or appropriate, including granting such an Award of Restricted Stock Units subject to Performance Goals or to the requirements of Section 12.

9.4. Settlement of Restricted Stock Units.  At the time of grant of any Restricted Stock Unit, the Committee will specify the settlement date applicable to each grant of Restricted Stock Units which will be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant. On the settlement date, the Company will transfer to the Participant either (a) one share of Stock or (ii) cash equal to the value of one such share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and which was not previously forfeited.

9.5. Voting Rights.  Employees holding Restricted Stock Units will not have any right to exercise voting rights with respect to the shares of Stock underlying such Restricted Stock Unit.

9.6. Dividend Rights.  During the Period of Restriction, Employees holding Shares of Restricted Stock Units may be entitled to Dividend Rights with respect to such Shares to the extent and in the manner provided in the Award Agreement. Dividend Rights shall be settled in cash or in shares of Stock, as determined by the Board or the Committee, shall be payable at the time and in the form determined by the Board or the Committee, and shall be subject to such other terms and conditions as the Board or the Committee may determine.

9.7. Return of Restricted Stock Units to Company.  On the date set forth in the Award Agreement, the Restricted Stock Units for which restrictions have not lapsed, and for which shares of Stock have not been issued in settlement of the Award, will revert to the Company and again will become available for grant under the Plan.

10. Performance Units and Performance Shares.

10.1. Grant of Performance Units/Shares.  Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

10.2. Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

10.3. Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Participant) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.4. Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

10.5. Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

10.6. Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Replacement Awards.  Each holder of an Award related to the common stock of Old Ameritrade which was granted pursuant to the Plan prior to the Assumption Date and which was outstanding as of the Assumption Date after giving effect to the transactions contemplated by the Merger Agreement (the “Existing Awards”), will, as of the Assumption Date, be automatically granted a “Replacement Award” under the Plan and the Existing Awards shall be cancelled in exchange for the Replacement Awards. The number of shares of Stock and, if applicable, the Option Price per share of Stock, subject to a Replacement Award shall be equal to the same number of shares of common stock of Old Ameritrade and, if applicable, the same Option Price per share, subject to corresponding Existing Award. Except as provided in the preceding sentence, the Replacement Awards granted pursuant to this Section 10 shall be subject to the same terms and conditions as the corresponding Existing Awards.

12. Terms and Conditions of Any Performance-Based Award.

12.1. Purpose.  The purpose of this Section 12 is to provide the Committee the ability to qualify Awards (other than Options and SARs) that are granted pursuant to the Plan as qualified performance-based compensation under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award subject to Performance Goals to a Covered Employee, the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Committee may in its discretion grant Awards to such Covered Employees that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

12.2. Applicability.  This Section 12 will apply to those Covered Employees which are selected by the Committee to receive any Award subject to Performance Goals. The designation of a Covered Employee as being subject to Section 162(m) of the Code will not in any manner entitle the Covered Employee to receive an Award under the Plan. Moreover, designation of a Covered Employee subject to Section 162(m) of the Code for a particular Performance Period will not require designation of such Covered Employee in any subsequent Performance Period and designation of one Covered Employee will not require designation of any other Covered Employee in such period or in any other period.

12.3. Procedures with Respect to Performance Based Awards.  To the extent necessary to comply with the performance-based compensation of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated period of time or period of service (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (a) designate one or more Participants who are Covered Employees, (b) select the Performance Goals applicable to the Performance Period, (c) establish the Performance

Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period. Unless specifically provided otherwise by the Committee when establishing any Performance Goal, and only to the extent applicable to each particular Performance Goal, such Performance Goals shall be automatically adjusted to (a) the reflect the impact of any change in accounting standards that may be required by the Financial Accounting Standards Board after the adoption of the Performance Goal and (b) reflect the impact of any restatement of the Company’s financial statements as result of such a change in the accounting standards.

12.4. Payment of Performance Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Covered Employee must be employed by the Company or a Related Entity on the day a Performance-Based Award for such Performance Period is paid to the Covered Employee. Furthermore, a Covered Employee will be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

12.5. Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13. Change in Control.

13.1. Options and SARs.  In the event of a Change in Control, an outstanding Option or SAR that was granted on or after the Restatement Date may be (i) assumed or substituted with an equivalent option or SAR of the successor corporation or a Parent or Subsidiary of the successor corporation, (ii) replaced with a cash incentive program of the successor corporation or a Parent or Subsidiary of the successor corporation, or (iii) terminated. Unless determined otherwise by the Committee, in the event that the successor corporation does not assume, substitute or replace a Participant’s Option or SAR that was granted on or after the Restatement Date, the Participant shall, immediately prior to the Change in Control, fully vest in and have the right to exercise such Option or SAR that was granted on or after the Restatement Date and which is not assumed, substituted or replaced as to all of the Stock underlying the Award, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR that was granted on or after the Restatement Date is not assumed, substituted or replaced in the event of a Change in Control, the Committee shall notify the Participant in writing or electronically that the Option or SAR that was granted on or after the Restatement Date shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Option or SAR that was granted on or after the Restatement Date shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR that was granted on or after the Restatement Date shall be considered assumed if, following the Change in Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Stock subject to such Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR that was granted on or after the Restatement Date, for each Share of Stock subject to the Option or SAR that was granted on or after the Restatement Date, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

13.2. Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.  In the event of a Change in Control, an outstanding Award of Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit that was granted on or after the Restatement Date may be (i) assumed or substituted with an equivalent restricted stock, restricted stock unit, performance share or performance unit award of the successor corporation or a Parent or Subsidiary of the successor corporation, (ii) replaced with a cash incentive program of the successor corporation or a Parent or Subsidiary of the successor corporation, or (iii) terminated. Unless determined otherwise by the Committee, in the event that the successor corporation refuses to assume, substitute or replace a Participant’s Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit that was granted on or after the Restatement Date, the Participant shall, immediately prior to the Change in Control, fully vest in such Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit that was granted on or after the Restatement Date including as to Shares which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit award that was granted on or after the Restatement Date shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14. Miscellaneous.

14.1. Limit on Distribution.  Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Board or the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Board or the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

14.2. Withholding.  All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board or the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan; provided, however, that in no event shall the Fair Market Value of the number of shares withheld from any Award to satisfy tax withholding obligations exceed the amount necessary to meet the required Federal, state and local withholding tax rates then in effect that are applicable to the participant and to the particular transaction.

14.3. Transferability.  Awards under the Plan are not transferable except as designated by a Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant.

14.4. Notices.  Any notice or document required to be filed with the Board or the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Board or the Committee, in care of Ameritrade, at its principal executive offices. The Board or the Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

14.5. Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Board or the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Board or the Committee shall require.

14.6. Agreement With Company.  At the time of an Award to a Participant under the Plan, the Board or the Committee may require a Participant to enter into an Award Agreement with the Company in a form specified by the Board or the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Board or the Committee may, in its sole discretion, prescribe.

14.7. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of such companies shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

14.8. Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

14.9. Gender and Number.  Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

14.10. Severability.  Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

14.11. Date of Grant.   The date of grant of an Award will be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the

Committee. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

15. Amendment and Termination.

15.1. Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

15.2. Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Other than pursuant to Section 13, the Company also will obtain stockholder approval before implementing a program to reduce the exercise price of outstanding Options and/or SARs through a repricing or Award exchange.

15.3. Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

REVOCABLE PROXY OF HOLDERS
OF COMMON STOCK
TD AMERITRADE HOLDING CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TD AMERITRADE HOLDING CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 9, 2006 AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
The undersigned hereby appoints Ellen L.S. Koplow, John R. MacDonald and Joseph H. Moglia, each of them, with full power of substitution, as proxies to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of TD Ameritrade Holding Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Joslyn Art Museum, on Thursday, March 9, 2006, at 10:30 a.m., Central Standard Time, and at any postponement or adjournment of said meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

1.	ELECTION OF DIRECTORS
(1) W. Edmund Clark (Class I)
(2) Michael D. Fleisher (Class I)
(3) Glenn H. Hutchins (Class II)
(4) Joseph H. Moglia (Class I)
(5) Thomas S. Ricketts (Class I)

( )	For All

( )	Withhold All

( )	For All Except

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

2.	AUDITORS. Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending September 29, 2006.

( ) FOR ( ) AGAINST ( ) ABSTAIN

3.	LONG-TERM INCENTIVE PLAN. Amendment and Restatement of the Company’s 1996 Long-Term Incentive Plan.

( ) FOR ( ) AGAINST ( ) ABSTAIN

4.	To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof. Management is not aware of any other matters that should come before the Annual Meeting.

( ) FOR ( ) AGAINST ( ) ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES FOR DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS AND FOR THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1996 LONG-TERM INCENTIVE PLAN AND ON ALL OTHER MATTERS THAT PROPERLY COME BEFORE THE ANNUAL MEETING, IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES.
     This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company prior to the meeting or by filing with the Secretary of the Company prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for March 9, 2006 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

Dated:

(Signature)

(Signature if held jointly)
Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership or LLC, please sign in firm name by authorized partner or member.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.